UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Simpson Manufacturing Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIMPSON MANUFACTURING CO., INC.

5956 W. Las Positas Blvd.

Pleasanton, California 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Simpson Manufacturing Co., Inc.:

We will hold the annual meeting of our stockholders at 2:00 p.m., Pacific Daylight Time, on Friday, April 17, 2009, at our home office located at 5956 W. Las Positas Blvd., Pleasanton, California.   The matters that you will address at this meeting are:

1.               A proposal to elect as directors the 3 persons nominated by a committee of independent members of our Board of Directors, each to hold office for a 3-year term and until his or her successor is elected and qualifies or until his or her earlier resignation or removal.

2.               A proposal to ratify correction of a clerical error in the previously approved Simpson Manufacturing Co., Inc. 1994 Stock Option Plan.

3.               A proposal to ratify our Board of Directors’ selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

4.               Any other business that properly comes before the meeting.

Only stockholders of record as of February 23, 2009, are entitled to notice of and will be entitled to vote at this meeting or any adjournment of this meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Herbert
Secretary

Pleasanton, California
March 3, 2009

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.  YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE THE PROXIES YOU APPOINT CAST YOUR VOTES.

SIMPSON MANUFACTURING CO., INC.

5956 W. Las Positas Blvd.

Pleasanton, California 94588

March 3, 2009

PROXY STATEMENT

Solicitation and Voting of Proxies

On behalf of the Board of Directors of Simpson Manufacturing Co., Inc., a Delaware corporation, we are soliciting from you a proxy in the enclosed form for use at our Annual Meeting of Stockholders.  We will hold this meeting at our home office located at 5956 W. Las Positas Blvd., Pleasanton, California, on Friday, April 17, 2009, at 2:00 p.m., Pacific Daylight Time. Your proxy will be used at this meeting or at any adjournment of this meeting. Only holders of record of our common stock at the close of business on February 23, 2009, may vote at this meeting.  At the close of business on that date, we had 48,986,689 shares of our common stock outstanding and entitled to vote.  A majority, or 24,493,345, of these shares, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business.  We are distributing this Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2008, to each of our stockholders on or about March 3, 2009.

Revocability of Proxy

If you give a proxy, you may revoke it, at any time before the proxy holders vote it at the meeting, in any of the 3 following ways:

•                  deliver a written notice to our Secretary by any means, including facsimile, stating that the proxy is revoked;

•                  sign a proxy bearing a later date and deliver it to our Secretary; or

•                  attend the meeting and vote in person, although your attendance at the meeting will not, by itself, revoke your proxy.

If, however, your shares are held of record by a broker, bank or other nominee and you desire to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares you desire to vote.

Expenses of Proxy Solicitation

We are paying the expenses of this solicitation of proxies.  After we mail this Proxy Statement and other soliciting materials, we or our agents may also solicit proxies by mail, telephone, electronic mail or facsimile or in person.

Voting Rights

As a holder of our common stock, you are entitled to one vote per share on any matter submitted to a vote of the stockholders.  Our Bylaws permit stockholders to cumulate their votes in the election of directors at an annual meeting if, at least 65 days before the meeting, a stockholder notifies our Secretary in writing of the stockholder’s intention to cumulate votes.  Cumulative voting would entitle each stockholder to give one properly nominated candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares the stockholder holds or to distribute those votes on the same principle among as many properly nominated candidates as the stockholder thinks fit.  Our Secretary has not, however, received a cumulative voting notice for this meeting, and as a result cumulative voting will not be available at this meeting.

Our Board of Directors expects all nominees named below to be available for election.  If any nominee is not available, the proxy holders may vote for a substitute whom the Governance and Nominating Committee of our Board of Directors may nominate.  We are not aware of any specific matter to be brought before the meeting that is not identified in the notice of the meeting and this Proxy Statement.  If, however, stockholders present proposals at the meeting that are not included in this Proxy Statement, the proxy holders will have discretion to vote on those proposals as they see fit.  The proxies solicited by this Proxy Statement will confer discretionary authority on matters of which we are not aware a reasonable time before the meeting.  Accordingly, the proxy holders may use their discretionary authority to vote on any such matter pursuant to the proxies in the enclosed form.

Our stockholders may cast votes personally at the meeting or the proxy holders may cast the votes of stockholders who provide proxies in the enclosed form.  Our stockholders will elect directors at the meeting by a plurality of the votes cast at the meeting.  In the election of directors, that is, the nominees receiving the highest numbers of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.  Votes against a nominee and votes withheld have no legal effect.  Approval of Proposal Nos. 2 and 3 will require the affirmative vote of a majority of the votes cast at the meeting.  Abstentions and broker nonvotes count as shares present for determination of a quorum but do not count as affirmative or negative votes on any item to be voted on and do not count in determining the number of shares voted on any item.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of February 23, 2009, unless otherwise indicated, about the beneficial ownership of our common stock by

•                  each stockholder known by us to be the beneficial owner of more than 5% of our common stock,

•                  each director and director nominee,

•                  each person currently serving as one of our executive officers named in the Summary Compensation Table – see “Executive Compensation” below, and

•                  all of our current executive officers and directors as a group.

Name and, for Each 5%	Amount and Nature of	Percent
Beneficial Owner, Address	Beneficial Ownership (1)	of Class

Barclay Simpson (2)
5956 W. Las Positas Blvd.
Pleasanton, CA 94588	10,575,248	21.6%

Royce & Associates, LLC (3)
1414 Avenue of the Americas
New York, NY 10019	6,240,649	12.7%

Neuberger Berman, LLC (4)
605 Third Avenue
New York, NY 10158	3,948,472	8.1%

Bank of America Corporation (5)
100 North Tryon Street, Floor 25
Bank of America Corporate Center
Charlotte, NC 28255	3,007,086	6.1%

Columbia Wagner Asset
Management L.P. (6)
227 West Monroe Street, Suite 3000
Chicago, IL 60606	2,631,900	5.4%

Synder Capital
Management L.P. (7)
One Market Plaza
Steuart Tower, Suite 1200
San Francisco, CA 94105	2,549,723	5.2%

Barclay’s Global
Investors, N.A. (8)
400 Howard Street
San Francisco, CA 94105	2,436,677	5.0%

Thomas J Fitzmyers (9)	222,709	*

Phillip T. Kingsfather (10)	65,860	*

Michael J. Herbert (11)	117,000	*

Stephen P. Eberhard (12)	129,748	*

Name and, for Each 5%	Amount and Nature of	Percent
Beneficial Owner, Address	Beneficial Ownership (1)	of Class

Jennifer A. Chatman (13)	5,000	*

Gary M. Cusumano	800	*

Earl F. Cheit (14)	9,000	*

Peter N. Louras, Jr. (14)	11,683	*

Robin G. MacGillivray (13)	5,000	*

Barry Lawson Williams (14)	7,000	*

All current executive officers and directors as a group (15)	11,221,249	22.7%

*                 Less than 0.5%

(1)           We based the information in this table on information that our officers and directors provided to us and on statements on Schedule 13D or 13G that stockholders filed with the Securities and Exchange Commission and sent to us.  Unless otherwise indicated below, the persons named in the table had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)           Includes 1,750 shares subject to options that we granted under the 1994 Stock Option Plan and that are exercisable within 60 days.

(3)           As of December 31, 2008, Royce & Associates, LLC had sole power to vote or direct the vote and to dispose or direct the disposition of these shares.

(4)           Neuberger Berman, LLC is deemed to be a beneficial owner since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities. As of December 31, 2008, Neuberger Berman, LLC had shared power to dispose of 3,948,472 shares, sole voting power with respect to 2,200 shares and shared voting power with respect to 3,369,400 shares.

With regard to the shares set forth in the table, Neuberger Berman, LLC and Neuberger Berman Management LLC are deemed to be beneficial owners since they both have shared power to make decisions whether to retain or dispose and vote the securities. Neuberger Berman, LLC and Neuberger Berman Management LLC serve as a sub-adviser and investment manager, respectively, of Neuberger Berman’s various Mutual Funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer. The holdings of Lehman Brothers Asset Management LLC and Lehman Brothers Asset Management Inc, affiliates of Neuberger Berman LLC, are also aggregated to comprise the holdings referenced herein.

(5)           As of December 31, 2008, Bank of America Corporation and its affiliates, NB Holdings Corporation, BAC North America Holding Company, BANA Holding Corporation, Bank of America N.A., Columbia Management Group, LLC, Columbia Management Advisors, LLC, Banc of America Securities Holdings Corporation, Banc of America Securities LLC, Banc of America Investment Advisors, Inc. and U.S. Trust Company of Delaware, in its capacity as investment adviser, collectively beneficially owned these shares, of which:  Bank of America Corporation had shared power to vote 2,696,660 shares and shared power to dispose of 3,007,086 shares; NB Holdings Corporation had shared power to vote 2,696,660 shares and shared power to dispose of 3,007,086 shares; BAC North America Holding Company had shared power to vote 2,695,803 shares and shared power to dispose of 3,006,229 shares; BANA Holding Corporation had shared power to vote 2,695,803 shares and shared power to dispose of 3,006,229 shares; Bank of America, N.A. had sole power to vote 155,920, sole power to dispose 231,370 shares, shared power to vote 2,539,883 shares and shared power to dispose of 2,774,859 shares; Columbia Management Group, LLC had shared power to vote 2,440,025 shares and shared power to dispose of 2,674,035 shares; Columbia Management Advisors, LLC had sole power to vote 2,413,745, sole power to dispose of 2,613,870 shares, shared power to vote 26,280 shares and shared power to dispose of 60,165 shares; Banc of America Securities Holdings Corporation had shared power to vote 857 shares and shared power to dispose of 857 shares; Banc of America Securities LLC had sole power to vote 857 shares and sole power to dispose of 857 shares; Banc of America Investment Advisors, Inc. had shared power to vote 21,748 shares; and United States Trust Company, N.A. had sole power to vote 13,065 shares, shared power to vote 3,670 shares, sole power to dispose of 13,065 shares and shared power to dispose of 3,670 shares.

(6)           As of December 31, 2008, Columbia Wagner Asset Management L.P. had sole power to vote or direct the vote and to dispose or direct the disposition of these shares.

(7)           As of December 31, 2008, Synder Capital Management L.P. and Synder Capital Management, Inc. had shared power to vote 2,284,023 shares and shared power to dispose 2,549,723 shares.

(8)           As of December 31, 2008, Barclay’s Global Investors, N.A. and its affiliates, Barclay’s Global Fund Advisors, Barclay’s Global Investors Ltd., Barclay’s Global Investors Japan Limited, Barclay’s Global Investors Canada Limited, Barclay’s Global Investors Australia Limited and Barclay’s Global Investors (Deutschland) AG collectively beneficially owned these shares. Barclay’s Global Investors, N.A. and its affiliates had sole power to vote or direct the vote of 1,886,645 shares and to dispose or direct the disposition of 2,436,677 shares.

(9)           Includes 51,750 shares subject to options that we granted under our 1994 Stock Option Plan and that are exercisable within 60 days. Mr. Fitzmyers has a revolving line of credit in the maximum amount of approximately $1.0 million that is secured, in part, by 150,000 shares of our common stock that he owns. There is currently no balance due on this line of credit.

(10)         Includes 52,793 shares subject to options that we granted under our 1994 Stock Option Plan and that are exercisable within 60 days.

(11)         Includes 117,000 shares subject to options that we granted under our 1994 Stock Option Plan and that are exercisable within 60 days.

(12)         Includes 36,000 shares subject to options that we granted under our 1994 Stock Option Plan and that are exercisable within 60 days.

(13)         Includes 5,000 shares subject to options that we granted under our 1995 Independent Director Stock Option Plan and that are exercisable within 60 days.

(14)         Includes 7,000 shares subject to options that we granted under our 1995 Independent Director Stock Option Plan and that are exercisable within 60 days.

(15)         Includes 357,918 shares subject to options that are exercisable within 60 days, including the options described in the above notes.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominee

We have nominated for re-election at the meeting Barclay Simpson, Jennifer Chatman and Robin MacGillivray, whose terms as directors expire in 2009.  Below are the names of our directors and information about them.  The persons authorized to vote the shares represented by proxies in the enclosed form intend to vote for Mr. Simpson, Ms. Chatman and Ms. MacGillivray. Under our Bylaws, the stockholders will not be permitted to nominate anyone at the meeting.  If stockholders cast any votes at the meeting for any candidates other than those that we have nominated, the persons authorized to vote shares represented by proxies in the enclosed form, except for proxies withholding authority to vote for the election of directors or for any particular nominees, will have full discretion and authority to vote for any or all of the nominees in such order as those persons may determine.

Director

Name	Age	Since	Position

Barclay Simpson (4)	87	1956	Chairman of the Board and Director — term expiring in 2009

Thomas J Fitzmyers	68	1978	President and Chief Executive Officer and Director — term expiring in 2011

Jennifer A. Chatman (1) (2) (4)	49	2004	Director — term expiring in 2009

Earl F. Cheit (2) (3) (4)	82	1994	Director — term expiring in 2011

Gary M. Cusumano (1) (2) (4)	65	2007	Director — term expiring in 2010

Peter N. Louras, Jr. (1) (2) (3) (4)	59	1999	Director — term expiring in 2010

Robin G. MacGillivray (2) (3) (4)	53	2004	Director — term expiring in 2009

Barry Lawson Williams (1) (3) (4)	64	1994	Director — term expiring in 2011

(1)          Member of the Compensation Committee

(2)          Member of the Audit Committee

(3)          Member of the Governance and Nominating Committee

(4)          Member of the Growth Committee

Executive Officers

Our executive officers include Barclay Simpson and Thomas J Fitzmyers.  They are also executive officers and directors of some of our subsidiaries.  Michael J. Herbert, age 50, is our Chief Financial Officer, Treasurer and Secretary and serves some of our subsidiaries in similar capacities. In February 2009, our Board of Directors appointed Mr. Herbert as one of our Vice Presidents, effective May 11, 2009. In this new role, Mr. Herbert will manage our international activities outside of North America.  In February 2009, our Board of Directors also appointed Karen W. Colonias, age 51, as our Chief Financial Officer, Treasurer and Secretary, effective May 11, 2009.  Jeffrey E. Mackenzie, age 47, is also one of our Vice Presidents.  Phillip T. Kingsfather, age 62, is a director and the President and Chief Executive Officer of our subsidiary, Simpson Strong-Tie Company Inc.  Stephen P. Eberhard, age 55, is a director and the Chief Executive Officer of our subsidiary, Simpson Dura-Vent Company, Inc.  We regard Mr. Kingsfather and Mr. Eberhard as executive officers, because they both perform management policy-making functions for us.

Biographical Information

Barclay Simpson has been the Chairman of our Board of Directors since 1994.  He has been with our management since our inception in 1956.  Mr. Simpson also is a member of the Boards of Directors of the University Art Museum of the University of California, Berkeley, and the California College of the Arts.  He is also active in other charitable and educational institutions.

Thomas J Fitzmyers has served as our President and as a director since 1978.  He has served as our Chief Executive Officer since 1994.  He has served as the Chief Executive Officer and a director of our subsidiary, Simpson Strong-Tie Company Inc., since 1983.  He has served as a director of our subsidiary, Simpson Dura-Vent Company, Inc., since 1982.  Mr. Fitzmyers was employed by Union Bank from 1971 to 1978.  He was a Regional Vice President when he left Union Bank to join us in 1978.

Jennifer A. Chatman is the Paul J. Cortese Distinguished Professor of Management, Haas School of Business, University of California, Berkeley.  Before joining the Berkeley faculty in 1993, she was a professor at the Kellogg Graduate School of Management, Northwestern University.  She received her Ph.D. from University of California, Berkeley in 1988.  She is a member of the Board of Trustees of Prospect Sierra School.  In addition to her research and teaching at University of California, Berkeley, she consults with a wide range of organizations and teaches in executive development programs at the Haas School of Business, Stanford University and Columbia University.

Earl F. Cheit is Dean and Edgar F. Kaiser Professor Emeritus, Haas School of Business, University of California, Berkeley.  Until 2001, he was Chairman of the Board of YCI, a consumer products company, and Senior Advisor, Asia Pacific Economic Affairs, The Asia Foundation.  He is a member of the Audit Committee of the Evelyn and Walter Haas, Jr. Fund, a Trustee of Mills College, a Trustee of the University of California, Berkeley, Foundation and founding Chairman of Cal Performances, the performing arts presenter and commissioner at the University of California, Berkeley. He is a member of the Bay Area Council’s Business Hall of Fame selection committee.

Gary M. Cusumano has over 35 years of experience with The Newhall Land and Farming Company, most recently as its Chairman.  He retired from Newhall Land and Farming Company in January 2006.  He is a director of Granite Construction, Inc. and Forest Lawn Memorial Park, was formerly a director of Sunkist Growers, Inc., Watkins-Johnson Company and Zero Corporation and has served on the boards of many not-for-profit and community service organizations.

Peter N. Louras, Jr. is a retired corporate executive.  He served as Interim President at John F. Kennedy University in Pleasant Hill, California, from October 2003 to May 2004.  He joined The Clorox Company in 1980 and was Group Vice President from May 1992 until his retirement in July 2000. In this position, he served on The Clorox Company’s Executive Committee with overall responsibility for its international business activities and business development function, including acquisitions and divestitures.  Before joining The Clorox Company, Mr. Louras, a certified public accountant, worked at Price Waterhouse in both their San Francisco, California, and Philadelphia, Pennsylvania, offices. Mr. Louras is a member of the American Institute of CPAs and the Pennsylvania Institute of CPAs. He is currently a member of the Board of Directors of Dealer Fusion, a privately owned company. Mr. Louras actively participates in civic projects and serves on the boards of various not-for-profit organizations.

Robin G. MacGillivray became Senior Vice President of Local and Regional Markets for AT&T West in November 2008. She is responsible for service and sales to AT&T’s small business customers nationwide. Previously, she led Business Communications Services where she was responsible for business market sales and customer service in California and Nevada.  She previously served as Senior Vice President – Strategic Process Improvement, where she oversaw that company’s call center transformation, DSL improvement, and sales and marketing process standardization efforts.  Ms. MacGillivray joined SBC West Business Communications Services in 1979, after receiving her bachelor’s degree in journalism from the School of Journalism and her master’s degree in telecommunications management from the Annenberg School of Communications, both at the University of Southern California.  She completed the Stanford Executive Program at Stanford University in 1997.  She has worked in numerous SBC company organizations and functions, including Engineering, Operations, Finance, Human Resources, Marketing, Customer Service and Sales.  She is a Regent of John F. Kennedy University and is President of the Board of Directors of the Girl Scouts of Northern California.

Barry Lawson Williams is the retired General Partner of Williams Pacific Ventures Inc., a venture capital and real estate consulting firm.  He is a director of PG&E Corporation, CH2M HILL Companies, Ltd., SLM Corp., Northwestern Mutual Life Insurance Co. and R.H. Donnelly & Co.  Mr. Williams was also a General Partner of WDG Ventures Inc., a California limited partnership, until 2002.  He was interim President and Chief Executive Officer of the American Management Association International during 2000 and 2001.

Karen W. Colonias has held the position of Vice President and Branch Manager of Simpson Strong-Tie’s Stockton, California, manufacturing facility since 2004. She joined Simpson Strong-Tie in 1984 as an engineer in the research and development department, where she was responsible for the design and testing of new products and code development. In 1998, she was promoted to Vice President of Engineering, where she was responsible for Simpson Strong-Tie’s research and development efforts. Prior to joining Simpson Strong-Tie, she worked as a civil engineer for the Bechtel Corporation. Ms. Colonias has a BS in Engineering and an MBA and is also a licensed professional engineer.

Michael J. Herbert has served as our and our subsidiaries’ Chief Financial Officer, Treasurer and Secretary since 2000.  From 1988 to 2000 he held various financial management positions, with his last position as Director of Finance, with Sun Microsystems, Inc.

Jeffrey E. Mackenzie was appointed Vice President in December 2008. From November 2000 to December 2008, he served as our Financial Reporting Manager, overseeing our external reporting and managing various other accounting and finance functions.

Phillip T. Kingsfather has served as the President and Chief Executive Officer of Simpson Strong-Tie Company Inc. since February 2009. From August 2006, to February 2009, he served as President and Chief Operating Officer of Simpson Strong-Tie Company Inc.  His career with us started in 1979 as an Outside Sales Representative in the Pacific Northwest for Simpson Strong-Tie Company Inc.  In 1985, he became Regional Sales Manager. He joined our Anchor Systems sales team in 1997 and was instrumental in the launch of this product line.  In 2003, he was promoted to Vice President in charge of our Anchor Systems product line, where he served until August 2006.

Stephen P. Eberhard has served as the President of Simpson Dura-Vent Company, Inc. since November 2003 and Chief Executive Officer and a director of Simpson Dura-Vent Company, Inc. since January 2004.  From 1994 to 2003, he served as Vice President of Information Systems for Simpson Strong-Tie Company Inc.  From 1983 to 1994 he served in various capacities with us and our subsidiaries, including cost accountant, controller, purchasing manager, and Director of Information Systems.  From 1977 to 1982, Mr. Eberhard was general manager of a family-owned retail industrial equipment dealership.  Mr. Eberhard was an auditor with Price Waterhouse from 1975 to 1977.

Independence

The New York Stock Exchange corporate governance rules require that the board of directors of a listed company consist of a majority of independent directors.  A majority of our directors are independent under those rules.

Pursuant to the New York Stock Exchange corporate governance rules, our Board of Directors has adopted categorical independence standards to assist in determining director independence.  The categorical standards provide that a director will not be independent of a listed company if:

•                  the director is, or has been within the last 3 years, an employee of the listed company, or an immediate family member is, or has been within the last 3 years, an executive officer, of the listed company;

•                  the director has received, or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

•                  (a) the director is a current partner or employee of a firm that is the company’s internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) the director or an immediate family member was within the last 3 years a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

•                  the director or an immediate family member is, or has been within the last 3 years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on the other company’s compensation committee; or

•                  the director is a current employee, or an immediate family member is a current executive officer, of another company that has made payments to, or received payments from, the listed company for property or services in an amount that, in any of the last 3 fiscal years, exceeded the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

For purposes of the categorical standards, “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone, other than any domestic employee, who shares the director’s home.

Applying the categorical independence standards, our Board of Directors has affirmatively determined that each of Mr. Cheit, Mr. Cusumano, Mr. Louras, Mr. Williams, Ms. Chatman and Ms. MacGillivray is independent under the New York Stock Exchange corporate governance rules, in that none of them has a material relationship with us, either directly or as a partner, shareholder, officer or employee of an organization that has a relationship with us.  Our other directors, Mr. Simpson and Mr. Fitzmyers, are not independent.  In making its determination, our Board of Directors considered all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and considered the issue not merely from the standpoint of a director, but also from that of persons or organizations with which a director has an affiliation.

Attendance at Meetings

Our Board of Directors held 12 meetings in 2008.  Its committees held a total of 16 meetings in 2008, including 6 meetings of the Audit Committee, 6 meetings of the Compensation Committee and 4 meetings of the Governance and Nominating Committee.  Each director attended at least 75% of the meetings of our Board of Directors, except for Barclay Simpson who attended 8 of the meetings of the Board of Directors, and at least 75% of the meetings of the committees on which he or she served in 2008.  All of our directors, except for Earl Cheit, attended the annual meeting of our stockholders in 2008, although we do not have a policy that requires our directors to attend the annual meeting of stockholders.

Meetings of Independent Directors

Our independent directors meet at regularly scheduled executive sessions without other members of management.  The independent directors rotate the role of chairperson among themselves for each such meeting to allow each of them an opportunity to preside.

Communications with our Board of Directors

We encourage stockholders and interested parties to communicate any concerns or suggestions directly to the independent members of our Board of Directors, by writing to:

Board of Directors

Simpson Manufacturing Co., Inc.

P.O. Box 1394

Alamo, CA 94507-7394

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF BARCLAY SIMPSON, JENNIFER A. CHATMAN AND ROBIN G. MACGILLIVRAY, THE THREE NOMINEES FOR DIRECTOR AT THIS MEETING.

PROPOSAL NO. 2

RATIFICATION OF CORRECTION OF A CLERICAL ERROR IN THE PREVIOUSLY
APPROVED SIMPSON MANUFACTURING CO., INC. 1994 STOCK OPTION PLAN

At the annual meeting, we will ask our stockholders to ratify last year’s amendment to the Simpson Manufacturing Co., Inc. 1994 Stock Option Plan.  In Exhibit B of our 2008 proxy statement, there was an inadvertent clerical error in section 4, Shares Subject to the Plan, that stated, “Subject to the provisions of section 10 relating to adjustments on changes in stock, the stock that may be sold pursuant to Options shall not exceed the aggregate of 8,000,000 shares of Common Stock.” This statement should have read, “Subject to the provisions of section 10 relating to adjustments on changes in stock, the stock that may be sold pursuant to Options shall not exceed the aggregate of 16,000,000 shares of Common Stock.” Our Board of Directors and the stockholders had already approved the aggregate limit of 16,000,000 shares of Common Stock in the amendment dated July 29, 2002, adjusted for subsequent 2-for-1 stock splits effected in August 2002 and November 2004 in accordance with section 10 of the Simpson Manufacturing Co., Inc. 1994 Stock Option Plan.  The 1994 Stock Option Plan was last amended on February 13, 2008, and was last approved by our stockholders on April 23, 2008.  Our Board of Directors believes that ratifying the correction of this clerical error is in the best interests of your Company.

By affording our qualified employees, directors and consultants the opportunity to buy shares of our common stock, we intend the 1994 Stock Option Plan to enhance our ability to retain the services of persons who are now employees, directors or consultants, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for our success.

Our Board of Directors has delegated the administration of the 1994 Stock Option Plan to the Compensation Committee.  The Compensation Committee administers the 1994 Stock Option Plan (as its manager and not as its trustee) and determines —

•              who will be granted options,

•              when and how each option will be granted,

•              whether an option will be an incentive stock option or a nonstatutory stock option,

•              the provisions of each option, including the time or times the option may be exercised, and

•              the number of shares for which an option is granted.

The Compensation Committee also construes and interprets the 1994 Stock Option Plan and the options granted under it and establishes, amends and revokes rules and regulations concerning the administration of the 1994 Stock Option Plan.

Participation in the 1994 Stock Option Plan is open to our employees, directors and consultants selected by the Compensation Committee on the basis of their past and anticipated future contributions.  We may grant a participant incentive stock options only if the participant is an employee, but we may grant any participant a nonstatutory stock option.  The exercise price per share of each option (whether an incentive stock option or a nonstatutory option) must be at least 100% of the fair market value of a share of our common stock when we grant the option.  In addition, we cannot grant a participant who owns stock representing more than 10% of the voting power of all classes of our stock an option under the 1994 Stock Option Plan, unless the per-share exercise price of that option is at least 110% of the fair market value of a share of our common stock when we grant the option and the period when the option is exercisable is within 5 years after we grant the option.

The Compensation Committee determines the terms of each option that we grant to a participant under our 1994 Stock Option Plan.  The date or dates on which an option becomes exercisable may be based on performance or other criteria, but no option may be exercised more than 10 years from its grant.  The Compensation Committee may divide the number of shares of our common stock subject to an option under the 1994 Stock Option Plan into periodic installments, with the option becoming exercisable (“vesting”) during each installment period with respect to the shares allotted to that period.  The vesting provisions may vary among options.  At the discretion of the Compensation Committee, we may give an optionee the right to exercise the option before it vests.  In that case, we will have the right to repurchase from the optionee, at the exercise price, any shares that the optionee purchases by exercising an unvested option.  This repurchase right lapses at a rate equivalent to the vesting rate, starting when we grant the option.  In general, if we allow an optionee to purchase shares under an unvested option and the optionee later ceases to be one of our employees, directors or consultants, we have 90 days from the date of such cessation to exercise our repurchase right.

Generally, options that the Compensation Committee grants under the 1994 Stock Option Plan vest (become exercisable) in increments over 4 years.  Our Board of Directors has, however, resolved to accelerate the vesting of options in 2 situations.  First, when an employee who has reached age 60 ceases to be employed by us, the employee’s option will fully vest at that time.  Second, all outstanding options under the 1994 Stock Option Plan will fully vest, and must be exercised, on a change in control of Simpson Manufacturing Co., Inc.  For this purpose, we define a “change in control” as one of the following:

•                  a merger or consolidation in which we are not the surviving corporation, if the surviving corporation refuses to assume or continue our options, or to substitute similar options, or our options do not otherwise continue in effect,

•                  a reverse merger in which we are the surviving corporation, but as part of the merger the outstanding shares of our common stock convert into other securities, cash or other property, if the surviving corporation refuses to assume or continue our options, or to substitute similar options, or our options do not otherwise continue in effect, or

•                  the dissolution or liquidation of Simpson Manufacturing Co., Inc.

Both of these acceleration provisions apply to all participants in our 1994 Stock Option Plan, including our Named Executive Officers.

Several conditions apply to incentive stock options generally, in accordance with the Internal Revenue Code.  If we grant an incentive stock option, the special federal income tax treatment accorded to incentive stock options (discussed below) is available only if —

•                  the optionee does not sell the shares received on exercise of the option until at least 2 years after we grant the option and 1 year after its exercise, and

•                  we employ the optionee at all times from the date the option is granted to 3 months before the exercise of the option.

In addition, to the extent that incentive stock options granted under the 1994 Stock Option Plan that vest in any year allow an optionee to acquire our common stock with a fair market value of more than $100,000, those incentive stock options are treated as nonstatutory stock options.

We have granted the following options under the 1994 Stock Option Plan, all nonstatutory stock options, to the following persons in the amounts and at the exercise prices indicated:

		Number of	Exercise
Name and Title of Person		Shares Subject	Price	Expiration
or Description of Group	Year	to Option	per Share	Date
Stephen P. Eberhard	1993	31,064	$0.91	03/03/01
President and Chief Executive	1994	36,280	2.88	05/24/01
Officer, Simpson Dura-Vent	1994	13,000	2.56	01/19/02
Company, Inc.	1995	13,000	3.38	12/31/02
	1996	5,000	5.75	12/31/03
	1997	5,000	8.33	12/31/04
	1998	5,000	9.36	12/31/05
	1999	6,000	10.94	12/31/06
	2002	10,000	16.45	12/31/09
	2003	10,000	25.43	12/31/10
	2004	16,000	34.90	12/31/11

		Number of	Exercise
Name and Title of Person		Shares Subject	Price	Expiration
or Description of Group	Year	to Option	per Share	Date

Thomas J Fitzmyers	1993	126,000	$0.91	03/03/01
President, Chief Executive	1994	828,440	2.88	05/24/01
Officer and Director	1994	18,000	2.56	02/13/02
	1996	18,000	5.75	12/31/03
	1997	18,000	8.33	12/31/04
	1998	18,000	9.36	12/31/05
	1999	18,000	10.94	12/31/06
	2002	18,000	16.45	12/31/09
	2003	18,000	25.43	12/31/10
	2004	9,000	34.90	12/31/11
	2005	9,000	40.72	01/25/13

Michael J. Herbert	2002	110,000	16.45	12/31/09
Chief Financial Officer,	2003	110,000	25.43	12/31/10
Treasurer and Secretary	2004	4,000	34.90	12/31/11
	2005	4,000	40.72	01/25/13

Karen W. Colonias	1993	20,712	0.91	03/03/01
Vice President, Simpson	1994	14,384	2.88	05/24/01
Strong-Tie Company Inc.	1994	12,000	2.56	01/19/02
	1995	12,000	3.38	12/31/02
	1996	5,000	5.75	12/31/03
	1997	5,000	8.33	12/31/04
	1998	10,000	9.36	12/31/05
	1999	14,000	10.94	12/31/06
	2002	46,000	16.45	12/31/09
	2003	46,000	25.43	12/31/10
	2004	3,000	34.90	12/31/11
	2005	3,000	40.72	01/25/13
	2006	2,000	33.62	02/01/14

Phillip Terry Kingsfather	1993	10,356	0.91	03/03/01
President, Chief Executive	1994	5,532	2.88	05/24/01
Officer, Simpson Strong-Tie	1994	2,000	2.56	01/19/02
Company Inc.	1995	2,000	3.38	12/31/02
	1996	2,000	5.75	12/31/03
	1997	2,000	8.33	12/31/04
	1998	8,000	9.36	12/31/05
	1999	2,000	10.94	12/31/06
	2002	2,000	16.45	12/31/09
	2003	8,000	25.43	12/31/10
	2004	33,000	34.90	12/31/11
	2005	33,000	40.72	01/25/13
	2006	2,000	33.62	02/01/14

		Number of	Exercise
Name and Title of Person		Shares Subject	Price	Expiration
or Description of Group	Year	to Option	per Share	Date

Jeffrey E. Mackenzie	1996	4,000	5.75	12/31/03
Vice President	1997	4,000	8.33	12/31/04
	1998	6,000	9.36	12/31/05
	1999	6,000	10.94	12/31/06
	2002	8,000	16.45	12/31/09
	2003	8,000	25.43	12/31/10
	2004	4,000	34.90	12/31/11
	2005	4,000	40.72	01/25/13

Barclay Simpson	1994	2,000	2.56	02/13/00
Chairman of the Board	1996	2,000	6.33	12/31/01
	1997	2,000	9.16	12/13/02
	1998	2,000	10.30	12/31/03
	1999	2,000	12.03	12/31/04
	2002	2,000	18.10	12/31/07
	2003	2,000	27.98	12/31/08
	2004	1,000	38.39	12/31/09
	2005	1,000	44.79	01/25/11

Current Executive Officers,	various	1,841,768	$0.91-44.79	03/03/01-
as a Group				02/01/14

Current Directors Who	—	—	—	—
Are Not Executive
Officers, as a Group*

Employees and Consultants	various	7,474,548	0.91-40.72	03/03/01-
Who Are Not Executive				02/22/16
Officers, as a Group

*                 Our independent directors do not participate in our 1994 Stock Option Plan, but instead participate in our 1995 Independent Director Stock Option Plan.  See “Executive Compensation — Director Compensation — 1995 Independent Director Stock Option Plan.”

The closing market price of a share of our common stock, as reported by the New York Stock Exchange on February 23, 2009, was $15.40.

In general, on exercising an option granted under the 1994 Stock Option Plan, the optionee must pay us the exercise price in cash.  The Compensation Committee has discretion to allow the optionee to pay the exercise price, either at the time the option is granted or when the optionee exercises it, by delivering shares of our common stock to us, or according to a deferred payment arrangement, or in some other manner.  If the Compensation Committee allows the optionee to defer payment for the exercise of an option, we charge the optionee interest at least annually on the deferred amount at the minimum rate that avoids characterization of any of the exercise price as interest under the Internal Revenue Code or, if less, at the maximum rate permitted by law.

The grant of a nonstatutory stock option under the 1994 Stock Option Plan should not have any federal income tax consequences.  On exercising a nonstatutory stock option, the optionee generally recognizes taxable ordinary income equal to the excess of (a) the fair market value of the shares of our common stock purchased on such exercise, over (b) the option exercise price for those shares.  We generally must withhold tax from the optionee’s regular or supplemental wages based on the amount of ordinary income that the optionee recognizes and we are generally entitled to a business expense deduction in that amount.  To the extent provided in an option, the optionee may satisfy the withholding obligation by paying cash, by authorizing us to withhold shares from the shares the optionee would otherwise receive on exercising the option, or by delivering to us shares of our common stock that the optionee already owns.

When an optionee sells shares acquired by exercising a nonstatutory stock option, the optionee recognizes capital gain or loss equal to the difference between the selling price for those shares and the fair market value of the shares when the optionee exercises the option.  If the optionee holds the shares for a year or more after exercising the nonstatutory option (not including the time the optionee holds the option before exercising it), any gain on the sale of those shares is long-term capital gain.  An optionee’s sale of shares acquired on exercise of a nonstatutory stock option has no tax consequences to us.

The grant of an incentive stock option under the 1994 Stock Option Plan generally has no federal income tax consequences to the optionee.  Similarly, the optionee should not recognize any income on exercising an incentive stock option.  The optionee recognizes income with respect to an incentive stock option when the optionee sells the shares acquired on exercise of the option, and the optionee then generally recognizes capital gain or loss equal to the difference between the selling price and the option exercise price for those shares.  This federal income tax treatment is available, however, only if the optionee does not sell the shares acquired on exercise of an incentive stock option until at least 2 years after the option grant and at least 1 year after the option exercise.  If an optionee sells the shares before holding them for the required period (a disqualifying disposition), the shares are treated similarly to shares acquired through the exercise of a nonstatutory stock option — the optionee generally recognizes as ordinary income in the year of the sale the excess of the fair market value of the shares when the optionee exercises the option over the option exercise price for those shares, and recognizes as capital gain the excess, if any, of the selling price over the fair market value of the shares when the optionee exercises the option.  If an optionee sells the shares before holding them for the required period at a price less than fair market value of the shares when the optionee exercises the option, the optionee recognizes ordinary income equal to the excess, if any, of the amount realized on the sale over the exercise price.  In case of a disqualifying disposition, we generally can take a business expense deduction in an amount equal to the amount the optionee recognizes as ordinary income.

Exercise of an incentive stock option may have implications with respect to alternative minimum tax.  After calculating regular tax liability, a taxpayer must determine whether he or she owes alternative minimum tax by recalculating his or her tax by disallowing certain deductions and adding certain items to income.  The alternative minimum tax calculation requires an optionee to include in income the excess of the fair market value of the shares at the time of exercise over the option exercise price, potentially resulting in federal tax of up to 28% on such amount.

Currently, the maximum marginal federal income tax rate on an individual’s net long-term capital gains is 15% and on an individual’s ordinary income is 35%.  Because an individual may deduct up to $3,000 of net capital losses in any year, it may be advantageous to characterize gain as long-term capital gain if the optionee has capital losses from other investments.

If an optionee under the 1994 Stock Option Plan ceases to be our employee, director or consultant for a reason other than disability or death, the optionee may exercise an option he or she holds under the 1994 Stock Option Plan, to the extent that such option is vested on the date of such cessation, at any time during the period ending on the earlier of (a) the 90th day after such cessation (or such longer or shorter period as is specified in the option, which must be at least 30 days), and (b) the date that the option expires.  If the optionee does not exercise the option within that time, the option terminates and the optionee forfeits the right to exercise it.  Any option or portion of an option that is not vested when the optionee ceases to be our employee, director or consultant terminates on that date and cannot be exercised thereafter.

If an optionee ceases to be our employee, director or consultant because the optionee becomes disabled, the optionee may exercise an option granted to the optionee under the 1994 Stock Option Plan, to the extent that such option is vested on the date of such cessation, within the period ending on the earlier of (a) the first anniversary of such cessation (or such longer or shorter period as is specified in the option, which must be at least 6 months), and (b) the date that the option expires. If the optionee does not exercise the option within that time, the option terminates and the optionee forfeits the right to exercise it.  Any option or portion of an option that is not vested when the optionee ceases to be our employee, director or consultant terminates on that date and may not be exercised thereafter.

If an optionee under the 1994 Stock Option Plan dies while serving as our employee, director or consultant or within a period specified in the option after ceasing to be our employee, director or consultant, the optionee’s estate or the person who inherits the option may exercise it, to the extent that the option is vested at the time of death, within the period ending on the earlier of (a) the 180th day after the first anniversary of the optionee’s death (or such longer or shorter period as is specified in the option, which must be at least 6 months), and (b) the date that the option expires.  If the option is not exercised within that time, it terminates and may not be exercised.  Any option or portion of an option that has not vested at the date of death terminates on that date and may not be exercised.

Notwithstanding the termination, disability or death of an optionee, the Compensation Committee may extend the expiration date of any outstanding option as the Compensation Committee considers appropriate, but not beyond the expiration date of the option as set forth in the option agreement.

An optionee may not, during his or her lifetime, sell, assign, transfer, pledge, hypothecate or otherwise dispose of an option granted under the 1994 Stock Option Plan, whether by operation of law or otherwise, except by will or the laws of descent and distribution applicable to the optionee.  An option granted under the 1994 Stock Option Plan also may not be made subject to execution, attachment or similar process.  Nevertheless, the Compensation Committee has discretion when granting an option or thereafter to permit the optionee to transfer the option to a trust or other entity established by the optionee for estate planning purposes.  The Compensation Committee also has discretion to permit other transfers or impose conditions or limitations on any permitted transfer.  Otherwise, only the person to whom we grant an option may exercise it during his or her lifetime.

The Compensation Committee may suspend or terminate the 1994 Stock Option Plan at any time.  Unless the Compensation Committee terminates it earlier, the 1994 Stock Option Plan will terminate on May 28, 2012.  We will not grant any options under the 1994 Stock Option Plan after it is terminated.  Options outstanding when the 1994 Stock Option Plan is terminated, however, may be exercised after the termination of the 1994 Stock Option Plan, according to the vesting schedules of the options, until the end of the exercise period of the options as determined under the options.  The Compensation Committee may amend the 1994 Stock Option Plan at any time, subject in some cases to the approval of our stockholders.

The 1994 Stock Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Internal Revenue Code section 401(a).

For an optionee under the 1994 Stock Option Plan who is not our affiliate (that is, a director, executive officer or other person controlling, controlled by or under common control with us), there are no restrictions on the optionee’s sale of the shares purchased on exercising an option under the 1994 Stock Option Plan.  An optionee who is our affiliate may not sell shares of our common stock that the optionee acquires on exercise of an option, unless the resale is registered under the Securities Act of 1933, as amended, or the sale is made pursuant to an applicable exemption from registration, including pursuant to Rule 144 under the Securities Act of 1933.  In general, under Rule 144 as currently in effect, an affiliate would be entitled to sell shares of our common stock in brokers’ transactions, transactions with “market makers” or in qualifying riskless principal transactions within any 3 month period in an amount that does not exceed the greater of (a) 1 percent of the then outstanding shares of our common stock and (b) the average weekly trading volume of our common stock on the New York Stock Exchange during the 4 calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.  Sales under Rule 144 are also subject to notice requirements and the availability of current public information about Simpson Manufacturing Co., Inc.  We may, in our discretion, register for resale the shares of our common stock that are subject to the 1994 Stock Option Plan by filing a post-effective amendment to the registration statement on Form S-8 relating to the 1994 Stock Option Plan to add a reoffer prospectus on Form S-3, after which resales of shares acquired on exercise of options under the 1994 Stock Option Plan would no longer be subject to the limitations of Rule 144.

A copy of the 1994 Stock Option Plan, as amended, is attached to this Proxy Statement as Exhibit A and is incorporated herein by this reference.  The foregoing description of the 1994 Stock Option Plan is qualified in its entirety by reference to Exhibit A attached hereto.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF CORRECTION OF THE CLERICAL ERROR IN THE PREVIOUSLY APPROVED SIMPSON MANUFACTURING CO., INC. 1994 STOCK OPTION PLAN, AS AMENDED AND ATTACHED AS EXHIBIT A.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has selected PricewaterhouseCoopers LLP as the principal independent registered public accounting firm to audit our internal controls over financial reporting and financial statements for 2009.  You will be asked to ratify that selection.  PricewaterhouseCoopers LLP has audited our financial statements since before our initial public offering in 1994.  A PricewaterhouseCoopers LLP representative will be present at the meeting, will be given an opportunity to make a statement at the meeting if he or she desires to do so, and will be available to respond to appropriate questions.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The overall philosophy of our compensation program is to provide a high degree of incentive to employees by creating programs that reward achievement of specific profit goals.  We believe that these incentive programs, based on profit targets, align the interests of employees and stockholders, allow us to attract high performing employees and help us retain the services of employees whose contributions are instrumental in achieving our goals.  Historically, as a means of creating a sense of unity and cooperation among our employees, we have not had any special compensation plans exclusively for executive officers.  Our Named Executive Officers are at-will employees.  We do not have a written employment contract with any of them and we generally do not offer any severance benefits.  We or the officer can terminate the employment relationship at any time, for any reason, with or without cause.

The primary objective of our overall compensation program is to motivate our Named Executive Officers and other officers and employees to increase stockholder value and fairly compensate them relative to our achievement of that objective.  To retain their services, some portion of their compensation, in the form of salary and profit sharing trust contributions, should compensate them for their own investment of time, regardless of the performance of our businesses.  Each element of the compensation of our Principal Executive Officer, our Principal Financial Officer and our 3 other most highly compensated executive officers (who we call our “Named Executive Officers”) and other officers and employees possesses characteristics intended to motivate them in different ways.  We believe that coordinating the compensation elements helps us to retain the services of our Named Executive Officers, other officers and other key employees and to motivate them to achieve results that increase the value of our common stock.  The following is an analysis of the basic elements of our compensation program.

The Compensation Committee of our Board of Directors believes that the forms of compensation for our Named Executive Officers generally should match those of all of our salaried employees.  Our compensation program comprises 4 basic elements:

•                  salary,

•                  payments to our defined contribution profit sharing plan,

•                  cash profit sharing, and

•                  stock options.

Comparative Market Information

While the Compensation Committee did not use the services of an external compensation consultant to perform an analysis or our compensation policies for 2008, the Compensation Committee did engage Semler Brossy Consulting Group, LLC in 2007 to perform an analysis of our compensation policies and to identify benchmarks against which to compare our Named Executive Officers’ 2007 compensation.  Semler Brossy Consulting Group, LLC issued a report in April 2007, using data from two general industry surveys as benchmarks: a 2006 Confidential Survey of Executive Compensation and the 2006 Mercer Benchmark Database — Executive Positions. Semler Brossy Consulting Group, LLC represented to the Compensation Committee that participants in both surveys reflected a broad group of general industries ranging in size from less than $500 million to more than $10 billion in revenue, and that the data were size-adjusted to be comparable to our size using statistical analyses. The Compensation Committee did not consider the component companies underlying the survey data, because the Compensation Committee believes that the surveys provided a fair representation of market trends and general comparative information.  For 2009, as in 2008, the Compensation Committee did not specifically target, or benchmark, any of the elements of compensation to any particular percentile or level within the comparative market survey information from 2007.

Salary and Profit Sharing Trust Contributions

Base salary is a guaranteed minimum amount for performing the functions of the job, but salary alone provides no additional performance opportunity or motivation to increase value over the long term.  The Compensation Committee determines the salaries for all of our Named Executive Officers using historical salary levels for their positions and adjustments for changes in cost of living and responsibilities. We consider our salary levels sufficient to motivate our Named Executive Officers to perform the basic functions of their jobs. We believe that our salary levels are generally set below those of comparable companies because we believe that it is more effective to have a higher proportion of our compensation in the form of incentives.

The Compensation Committee was concerned that we could lose key employees who might be enticed by higher salaries at comparable jobs. For 2009, the Compensation Committee decided that the salaries of some of our Named Executive Officers were substantially below the levels that those individuals would likely be paid by others for comparable services given the breadth of their responsibility and experience.  Therefore, the Compensation Committee increased the salary of our Chief Financial Officer by 25%, increased the salary of the President and Chief Operating Officer of Simpson Strong-Tie Company Inc. by 48% and increased the salary of the President and Chief Executive Officer of Simpson Dura-Vent Company, Inc. by 25%.  We will offset those salary increases by reducing amounts, if any, that would otherwise be paid to the respective officers for 2009 under our Executive Officer Cash Profit Sharing Plan, up to the amount of the respective officers’ salary increases.  Thus, the total cash compensation that we pay to each of those officers will not change, except that it should increase to the extent, if any, that the amount paid to such officer under our Executive Officer Cash Profit Sharing Plan is less then the amount of such officer’s salary increase.  In April 2008, we made similar adjustments for most of our other U.S.-based salaried employees.  Our Chairman and our President and Chief Executive Officer did not receive an increase in salary for 2009.  A comparison of our Chief Executive Officer’s 2008 salary with the benchmarks identified in the 2007 Semler Brossy Consulting Group, LLC report is as follows:

		General Industry Survey
Position	Simpson	25th Percentile	Median

President & CEO	$336,000	$560,000	$679,000

The 2008 salaries for the other Named Executive Officers were substantially below the 25th percentile of the general industry survey mentioned above, except that the salary of the President and Chief Executive Officer of Simpson Dura-Vent Company, Inc. was slightly above the 25th percentile.  As a result, the Compensation Committee believes that our Chief Executive Officer’s and the other Named Executive Officers’ salaries are fair relative to salaries of their peers, given the other elements of our compensation program, even though these salaries are generally lower than those paid by companies in the general industry survey.  With the exception of Barclay Simpson’s salary, which has not increased since before our initial public offering in 1994, and except as described above, our Named Executive Officers’ salaries have historically increased an average of about 3% per year.

For all years through 2008, we made contributions to our profit sharing trust for our Named Executive Officers in amounts equal to 15% of their base salaries, up to the amounts that we were allowed to deduct from income under Internal Revenue Code section 404(a).  In addition, all employees are entitled to a proportionate share of forfeited contributions from employees who terminate their employment before fully vesting in the profit sharing plan.  The Compensation Committee views these contributions and forfeitures as serving a similar objective as salaries. In February 2009, the Compensation Committee established a contribution amount equal to 10% of base salaries to our profit sharing trust for the 2009 contribution that is to be made in 2010, up to the amounts that we are allowed to deduct from income under Internal Revenue Code section 404(a) for all U.S. based salaried employees of Simpson Manufacturing Co., Inc. and our subsidiaries.

Executive Officer Cash Profit Sharing Plan

To achieve the goal of long-term stock price appreciation, the Compensation Committee believes that compensation that is based on profitability needs to incorporate both short-term and long-term elements.  The short-term element is our Executive Officer Cash Profit Sharing Plan.  Under our Executive Officer Cash Profit Sharing Plan we pay incentive compensation out of the portion of our profits that exceeds a specified return on qualified assets.  At the beginning of each year, the Compensation Committee reviews and approves the quarterly operating profit goals for the year, the rate of return on qualified assets, and the percentage participation of each of our Named Executive Officers.  The Compensation Committee generally defines the quarterly operating profit goal for the relevant profit center, which may be Simpson Manufacturing Co., Inc. as a whole or one of our subsidiaries, as:

Income from operations of the relevant profit center

Plus:	Stock compensation charges
Certain incentive compensation and commissions
Salaried pension contributions
Self-insured workers’ compensation costs

Equals:  Operating profit

The adjustments to income from operations are excluded  because they are not specifically within our officers’ control.

The Compensation Committee bases qualifying levels on the value of the relevant profit center’s net operating assets, multiplied by a rate of return on those assets.  We generally determine the return on assets as follows:

Average assets, net of specified liabilities, for the 3 months ended on the last day of the second month of the quarter

Less:	Cash
Real estate
Goodwill and indefinite lived intangible assets
Self-insured workers’ compensation reserves

Multiplied by:	Specified return on asset percentage for the relevant profit center

Equals:	Qualifying level

The Compensation Committee bases individual percentages of participation on job function.  The Compensation Committee has discretion to increase, reduce or eliminate any award under our Executive Officer Cash Profit Sharing Plan, but the percentage of the qualifying level that each officer receives generally does not change during the year, except for minor changes when other participants enter or leave the pool during the year.  We do not guarantee any minimum payments to our Named Executive Officers under our Executive Officer Cash Profit Sharing Plan.  We may not pay more than $2.5 million per year to a Named Executive Officer under our Executive Officer Cash Profit Sharing Plan.  We believe that our Executive Officer Cash Profit Sharing Plan motivates our Named Executive Officers to maximize our short-term profits and rewards them when those profits are realized.

In 2007, the Compensation Committee approved the profitability goals for our Executive Officer Cash Profit Sharing Plan before we received the results of the Semler Brossy Consulting Group, LLC report. Therefore, the Compensation Committee did not specifically target, or benchmark, the amount of short-term incentive compensation to be paid to our Named Executive Officers for achieving our profitability goals to any particular percentile or level within the general industry survey.

In 2009, as in 2008, the Compensation Committee did not specifically target, or benchmark, the amount of short-term incentive compensation to be paid to our Named Executive Officers to any particular percentile or level within the general industry survey.  The total cash compensation that the Compensation Committee set for meeting our profitability goals for 2009 is lower than the total cash compensation set for 2008 to correspond to the lower profitability goals for 2009 than for 2008, because the Compensation Committee expects the softness in the construction and home-building industry to continue in 2009.

Based on our operating profit goal for each of the 4 quarters of 2009, our officers may receive a payout after our quarterly earnings are announced to the public.  If the operating profit is lower or higher than the targeted operating profit, the payout will be correspondingly lower or higher, but we generally do not make any payment when the operating profit for the quarter is less than the qualifying level for the quarter.

For the full year 2009, the annual operating profit goals, qualifying levels and targeted payouts for each of the following executive officers are as follows:

	Operating	Qualifying	Targeted
	Profit Goal	Level	Payout{1}

Thomas J Fitzmyers	$66,205,000	$76,897,000	$270,000

Barclay Simpson	66,205,000	76,897,000	78,000

Phillip Terry Kingsfather	62,497,000	70,468,000	102,000

Michael J. Herbert	66,205,000	76,897,000	85,000

Karen W. Colonias{2}	66,205,000	76,897,000	85,000

Jeffrey E. Mackenzie	66,205,000	76,897,000	37,000

Stephen P. Eberhard	3,708,000	6,429,000	30,000

{1}         Amounts expected to be paid for the full year of 2009 if operating profit goals established at the beginning of the year are met and qualifying levels are as projected at the beginning of the year.

{2}         Amounts represent estimated annualized operating profit goal and targeted payout.

We use these parameters only to provide incentive to our officers and employees who participate in our Executive Officer Cash Profit Sharing Plan and our Cash Profit Sharing Plan.  You should not draw any inference whatsoever from these parameters about our future financial performance.  You should not take these parameters as projections or guidance of any kind.

For 2008, the operating profit goals, the qualifying level and the targeted payout that we presented in last year’s proxy statement are reprinted below, along with the amounts that we paid to our Named Executive Officers for 2008.

	Operating	Qualifying	Targeted	Actual
	Profit Goal	Level	Payout{1}	Payout

Thomas J Fitzmyers	$162,509,000	$95,586,000	$1,213,000	$1,031,536

Barclay Simpson	162,509,000	95,586,000	348,000	296,316

Phillip Terry Kingsfather	161,852,000	88,392,000	650,000	514,941

Michael J. Herbert	162,509,000	95,586,000	526,000	423,745

Stephen P. Eberhard	657,000	7,194,000	—	13,491

{1}         Amounts were expected to be paid for the full year of 2008 if operating profit goals established at the beginning of the year were met and qualifying levels were as projected at the beginning of the year.

Stock Options

The Simpson Manufacturing Co., Inc. 1994 Stock Option Plan affords selected employees, directors and consultants the opportunity to own shares of our common stock, by which we intend:

•               to enhance our ability to retain the services of persons who are now employees, directors or consultants,

•               to secure and retain the services of new employees, directors and consultants, and

•               to provide incentives for them to exert maximum efforts for our success.

While the purpose of our Executive Officer Cash Profit Sharing Plan is to motivate our officers to achieve short-term profit goals, we believe that compensation through the grant of stock options motivates our key employees to pursue long-term stock price appreciation.

The terms of the stock option grants were established, and have generally been consistently applied, since the 1994 Stock Option Plan was adopted, and we believe that they generally fall below the range of comparable compensation plans as indicated by the 2007 Semler Brossy Consulting Group, LLC report.  Under our 1994 Stock Option Plan, we grant non-qualified stock options that have 7-year terms, except for those we grant to Barclay Simpson, which have 5-year terms.  Each stock option has an exercise price equal to the contemporaneous closing market price, except for options we grant to Barclay Simpson, which have exercise prices that are 110% of the contemporaneous closing market prices.  Stock options granted to Named Executive Officers vest annually over the first 4 years at a rate of 25% per year.  Stock option grants for every employee, including a Named Executive Officer, will become fully vested if the employee ceases to be employed by us after reaching age 60 or in the event of a change in control.  We believe that this allows employees, who have made substantial contributions during their careers, to retire without having to give up any of the value that they have earned on their previously granted stock options.  We also believe that it is appropriate to accelerate the vesting of outstanding stock options on a change in control, because we do not afford other significant termination benefits to our employees.  The 1994 Stock Option Plan is qualified under section 162(m) of the Internal Revenue Code of 1986.

We believe that stock options align the interests of our Named Executive Officers with the interests of our stockholders, because the Named Executive Officers realize value from stock options only to the extent that the price of our common stock appreciates over the terms of the options.  We make an annual stock option grant to a Named Executive Officer only when the profit center for which he or she is responsible, which may be one of our branches or subsidiaries or may be Simpson Manufacturing Co., Inc.

as a whole, achieves its profitability goals for the preceding year.  If we meet all applicable operating profit goals for 2009, computed as income from operations of the relevant business plus stock option charges, certain incentive compensation and commissions, salaried pension contributions and self-insured workers’ compensation costs, we anticipate granting stock options to the following executive officers for the following numbers of shares of our common stock:

	Operating	Option
	Profit Goal{1}	Grant

Thomas J Fitzmyers	$65,578,000	18,000 shares

Barclay Simpson	65,578,000	2,000 shares

Phillip Terry Kingsfather	61,876,000	106,000 shares

Michael J. Herbert	65,578,000	40,000 shares

Karen W. Colonias	61,876,000	2,000 shares
	19,245,000	4,000 shares

Jeffrey E. Mackenzie	65,578,000	40,000 shares

Stephen P. Eberhard	3,702,000	32,000 shares

{1}      Each Operating Profit Goal relates to Simpson Manufacturing Co., Inc., except that the $61,876,000 Operating Profit Goal for each of Phillip Terry Kingsfather and Karen W. Colonias relates to Simpson Strong-Tie Company Inc., the $19,245,000 Operating Profit Goal for Karen W. Colonias relates to the Simpson Strong-Tie Company Inc. branch in Stockton, California, and the Operating Profit Goal for Stephen P. Eberhard relates to Simpson Dura-Vent Company, Inc.

We use these parameters only to provide incentive to our officers and employees who participate in our 1994 Stock Option Plan.  You should not draw any inference whatsoever from these parameters about our future financial performance.  You should not take these parameters as projections or guidance of any kind.

The Compensation Committee generally targets the number of shares subject to stock option grants to all employees, including our Named Executive Officers, to approximate 1.0% to 1.3% of our total outstanding stock each year.  In 2009, we granted options to purchase 53,000 shares, about 0.1% of our outstanding common stock, out of a possible 696,500 shares that were approved by our Compensation Committee for operating profit performance during 2008.  Our Chief Executive Officer and the other Named Executive Officers did not meet their operating profit goals for 2008, and we therefore did not grant any stock options to any of them in 2009.  For 2009, the Compensation Committee targeted a number of shares equal to approximately 3.3% of the outstanding shares of our common stock for possible stock option grants in 2010. This target percentage increased for 2009 as a result of granting so few stock options over the past three years as well as an increase in the number of participants in the plan.

The number of shares subject to stock options that we grant to each of our officers is determined by our Compensation Committee based on several factors, including position, length of service, prior stock option grants and shares of our stock owned.  For example, when an employee becomes an officer, the Compensation Committee may grant to the officer an option for a number of shares that the Compensation Committee believes will afford the officer enough of an investment in our common stock to align the officer’s interests with the interests of our stockholders.  After the officer achieves that level of investment, the Compensation Committee generally grants stock options for fewer shares to the officer.  The intent of the 1994 Stock Option Plan is to reward performance achievements with future value.  The Compensation Committee does not use competitive pay benchmarks to set long-term incentives and believes that our long-

term incentives are lower than competitive practice, based on the general industry survey of long-term incentives from the 2007 Semler Brossy Consulting Group, LLC report. As a result, the Compensation Committee does not directly utilize total direct compensation, salary plus short-term and long-term incentive opportunities, in the context of competitive survey pay data.

Timing of Stock Option Grants

The Compensation Committee approves the number of shares to be granted under our 1994 Stock Option Plan and the general terms of the grant on achieving the profitability goal set at the beginning of the year.  The only variable that remains after the end of the year is the determination of whether we have achieved our goals.  The Compensation Committee cannot make this determination until the financial statements are prepared and the financial statement audit by our independent registered public accounting firm is substantially complete.  The Compensation Committee ordinarily meets to finalize the option grants within a few days of announcing our financial results for the year.  It is our policy that the exercise price of each such option equals the closing price of our common stock reported by the New York Stock Exchange at the close of trading on the day before the meeting, which may or may not be the day of the announcement.  In 2009, the Compensation Committee granted options to purchase 29,000 shares on the day before the announcement and therefore set the exercise price at the closing price two days before the announcement of our fourth quarter 2008 earnings (February 5, 2009).  The Compensation Committee also met approximately two weeks later and granted options to purchase an additional 24,000 shares at an exercise price at the closing price on February 20, 2009, to 7 employees at a branch that had met its goals for 2008 but had been inadvertently omitted from consideration at the earlier meeting. We follow this practice for all stock option grants under the 1994 Stock Option Plan, not just grants to our officers.  We generally grant stock options only once each year, and do not ordinarily grant stock options at other times, such as when employees are newly hired or promoted, although the Compensation Committee has the discretion to do so.

Under our 1995 Independent Director Stock Option Plan, our Board of Directors grants options to our independent directors as of the February 15th following each year in which we achieve our company-wide operating goals.  Our Board of Directors did not choose this date to coincide with the release of information and has consistently applied this procedure since we adopted the 1995 Independent Director Stock Option Plan.  We did not achieve our profitability goals for 2008, and we therefore did not grant options to any of our independent Directors in 2009.

Compensation and the Achievement of Operating Goals

Before the beginning of each year, our managers and employees propose budgets for the coming year for their respective profit centers.  Our senior managers, including our Named Executive Officers, review the proposed budgets, adjust these budgets as they consider appropriate, and present the budgets to our Board of Directors.  Our Board of Directors then considers and approves a budget that it considers appropriate for each profit center.  Based on the approved budgets, the Compensation Committee determines:

•                  the return on asset goals for the coming year, on which the Compensation Committee bases the qualifying income levels for both our Executive Officer Cash Profit Sharing Plan and our Cash Profit Sharing Plan; and

•                  the profitability goals for the coming year, on which the Compensation Committee bases stock option grants under our 1994 Stock Option Plan.

Our Board of Directors also bases stock option grants under our 1995 Independent Director Stock Option Plan on the company-wide profitability goals.  Our Named Executive Officers are subject to the same standards as our other officers and employees for purposes of stock option grants under our 1994 Stock Option Plan and payments under our Executive Officer Cash Profit Sharing Plan.  With the few exceptions noted below in the Summary Compensation Table, we have no special programs for any of our Named Executive Officers.  Our Board of Directors and its Compensation Committee aim to design the goals to be achievable, but only with considerable effort, effort the Compensation Committee believes will promote the growth and profitability of our businesses.  The Compensation Committee, according to its guidelines, has discretion to increase or decrease the size of the stock option award based on factors that it deems relevant.  For example, the Compensation Committee may grant an additional stock option to an employee who is promoted during the year, if the employee’s profitability goal for that year is achieved.  The Compensation Committee also has discretion to award stock options when the relevant goal is not achieved, but has never done so.

Wealth Accumulation

Our compensation programs for our Named Executive Officers, as well as other high-performing employees, are predominately based on quarterly and annual operating results.  We believe that we should award above-average compensation for above-average performance and that we should closely tie the reward to that performance.  As a result, our compensation structure allows high-performing employees the opportunity to accumulate significant wealth.  A feature of our 1994 Stock Option Plan, however, allows us to limit excess grants of stock options to certain individuals.  When an employee is promoted into a key role, such as an officer of Simpson Manufacturing Co., Inc. or one of our subsidiaries, we may give the employee an opportunity to earn a grant of an option for a substantial number of shares if the employee meets his or her operating goals.  The Compensation Committee sets limits for these employees that, when reached, are removed from their annual grant targets.  For example, our Chief Financial Officer, Michael J. Herbert, earned a grant of an option to purchase 110,000 shares for each of 2002 and 2003.  After Mr. Herbert achieved his goals for those 2 years and we granted the options to him for each of those 2 years, the Compensation Committee reduced his subsequent grant targets to 4,000 shares per year for the following 3 years.  Mr. Herbert is now eligible for grant of an option for 40,000 shares if we achieve our operating profit goals for 2009.  The Compensation Committee believes that this provides appropriate incentive for selected key employees to continue to perform at a high level, while avoiding excessive option grants.

Summary Compensation Table

The table below provides information on compensation for the year ended December 31, 2008, for our Principal Executive Officer, our Principal Financial Officer and our 3 other most highly compensated executive officers.  We refer to these officers as “Named Executive Officers.”  The amounts shown include all compensation for services to us and our subsidiaries in all capacities.

				Non-
				Equity
			Option	Incentive	All
Name and			Awards	Plan	Other
Principal Position	Year	Salary($)	($){1}	Compensation($){2}	Compensation($){3}		Total($)

Thomas J Fitzmyers,	2008	336,036	57,578	1,074,278	55,789	{4}	1,523,681
Our President and	2007	326,249	100,395	1,738,321	54,288	{4}	2,219,253
Chief Executive	2006	316,747	97,380	2,721,091	57,844	{4}	3,193,062
Officer

Michael J. Herbert	2008	213,727	25,590	435,221	32,234	{5}	706,772
Our Chief Financial	2007	213,766	287,253	484,981	29,709	{5}	1,015,709
Officer and Secretary	2006	186,503	443,248	614,524	29,560	{5}	1,273,835

Barclay Simpson,	2008	150,000	6,398	308,594	23,013		488,005
Our Chairman of the	2007	150,000	11,155	535,141	23,268		719,564
Board	2006	150,000	10,820	1,103,927	23,841		1,288,588

Phillip T. Kingsfather,	2008	187,458	216,673	538,236	157,654	{6}	1,100,021
President and Chief	2007	180,250	230,148	652,764	152,187	{6}	1,215,349
Operating Officer of	2006	143,033	223,828	548,812	113,772	{6}	1,029,445
Simpson Strong-Tie
Company Inc.

Stephen P. Eberhard,	2008	200,788	47,640	13,491	45,460	{7}	307,379
President and Chief	2007	194,940	71,428	15,959	109,157	{7}	391,484
Executive Officer of	2006	192,806	86,853	276,588	65,651	{7}	621,898
Simpson Dura-Vent
Company, Inc.

{1}      We determined the value of each stock option award by multiplying the number of shares subject to the option that vested during 2008 by the fair value per share as of the grant date for each grant beginning with January 1, 2005.  We applied the Black-Scholes option pricing model to determine fair value in accordance with Statement of Financial Accounting Standards No. 123R “Share Based Payment” (Revised 2004), using the following assumptions:

	Risk							Weighted
	Free							Average
Grant	Interest	Dividend	Expected		Exercise			Fair
Date	Rate	Yield	Life	Volatility	Price Range			Value
02/13/08	2.90%	1.68%	6.0 years	27.1%			$23.78	$6.16
02/02/07	4.84%	1.19%	5.9 years	29.0%			$33.62	$11.11
01/26/06	4.46%	0.79%	6.3 years	27.2%	$40.72	to	$44.79	$13.68
01/01/05	3.87%	0.57%	6.4 years	28.0%	$34.90	to	$38.39	$11.91

In January 2005, our Board of Directors resolved to accelerate the vesting of all unvested stock options in the event of a change of control.  See “Grants of Plan-Based Awards” below.

{2}      Awards earned under our Executive Officer Cash Profit Sharing Plan are earned in 1 quarter and paid in the following quarter.  The amount in this column represents all cash paid during the specified years under our Executive Officer Cash Profit Sharing Plan.  No amounts are deferred or payable by their terms at a later date. See “Process and Procedures for Consideration and Determination of Executive and Director Compensation — Non-Equity Incentive Plan Compensation” below.

{3}      Includes a contribution of an amount equal to 15% of each officer’s salary for each of the specified years to the officer’s profit sharing trust account, up to the annual qualified contribution limit of $33,750 per account, plus funds forfeited by other employees who terminated from the profit sharing trust with an unvested balance.

{4}      Includes:

	2008	2007	2006

Profit sharing trust contribution and forfeitures	$34,520	$34,126	$33,377
Hire of aircraft	13,971	13,317	15,666
Reimbursement of personal income taxes related to hire of aircraft	7,248	6,845	8,601
Charitable gift matching contributions	50	—	200

The amount related to Mr. Fitzmyers’ use of an aircraft included travel between his home and our offices and travel on business.  As the lessee of the airplane, Mr. Fitzmyers is responsible for the aircraft’s maintenance and he receives a portion of each payment to the charter company for its use, whether by us or others.  The total cost to us, including Mr. Fitzmyers’ compensation, approximated $274,000 in 2008, $345,000 in 2007 and $213,000 in 2006, for Mr. Fitzmyers to use this and other airplanes.  In computing the compensation cost of airplane use, we applied the Standard Industrial Fare Level tables prescribed by applicable Internal Revenue Service regulations.  The independent members of our Board of Directors unanimously approved this arrangement.

{5}      Includes:

	2008	2007	2006

Profit sharing trust contribution and forfeitures	$31,234	$28,709	$28,560
Charitable gift matching contributions	1,000	1,000	1,000

{6}      Includes:

	2008	2007	2006

Profit sharing trust contribution and forfeitures	$27,654	$22,187	$18,548
Housing allowance	130,000	130,000	54,167
Reimbursement of relocation costs	—	—	30,897
Reimbursement of personal income taxes related to relocation costs	—	—	10,160

The amount related to Mr. Kingsfather’s housing allowance included incremental financing and transaction costs. In December 2008, the Compensation Committee extended Mr. Kingsfather’s housing allowance for an additional 2 years through 2011. The independent members of our Board of Directors unanimously approved this arrangement.

{7}      Includes:

	2008	2007	2006

Profit sharing trust contribution and forfeitures	$29,908	$28,799	$28,649
Automobile allowance	15,552	15,096	14,656
Reimbursement of relocation costs	—	48,947	16,572
Reimbursement of personal income taxes related to relocation costs	—	16,315	5,524
Charitable gift matching contributions	—	—	250

Compensation Committee

The Compensation Committee of our Board of Directors is responsible for the development and review of our compensation policy for all of our salaried employees, including compensation in the form of stock options, and is responsible for reviewing and approving the compensation discussion and analysis for inclusion in our Annual Report on Form 10-K and our proxy statement.  The Compensation Committee comprises 4 independent directors, as defined by the New York Stock Exchange Rules.  In addition, the members of the Compensation Committee are both

•                  “non-employee directors” — directors who satisfy the requirements established by the Securities and Exchange Commission for non-employee directors under Rule 16b-3 under the Securities Exchange Act of 1934, and

•                  “outside directors” — directors who satisfy the requirements established under Internal Revenue Code section 162(m).

Our Board of Directors appoints the members of the Compensation Committee for indefinite terms and may remove any member at any time.  The Compensation Committee operates under a written charter that our Board of Directors adopted, which is also available on our website at http://www.simpsonmfg.com/financials/compensation.html.  We will provide a printed copy of the charter to any stockholder on request.

To assist in identifying benchmarks for the future compensation of our Named Executive Officers, the Compensation Committee engaged the services of Semler Brossy Consulting Group, LLC in 2007.  In April of that year, it issued a report encompassing all of our compensation programs for our Named Executive Officers.  In the report, Semler Brossy Consulting Group, LLC identified 2 general industry surveys, the 2006 Confidential Survey of Executive Compensation and the 2006 Mercer Benchmark Database — Executive Positions.  In 2008, we increased the salaries for each of our Named Executive Officers by 3%, except that we did not increase Barclay Simpson’s salary. In 2009, we increased the salaries of our Named Executive Officers as follows:

% Increase
in 2009
Salary from
2008 Salary

Barclay Simpson	0%
Thomas J Fitzmyers	0%
Phillip Terry Kingsfather	48%
Michael J. Herbert	25%
Stephen P. Eberhard	25%

See “Compensation Discussion and Analysis — Salary and Profit Sharing Trust Contributions,” above.

The Compensation Committee does not delegate its duties of determining executive officer compensation.  Our officers do, however, participate in our annual budgeting process, which forms the basis for the Compensation Committee’s determination of operating profit goals used for determining qualifying income for our cash profit sharing plans and whether we grant stock options.  The Board of Directors, in its entirety, is responsible for reviewing and approving the annual budget.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our Board of Directors comprises Barry Lawson Williams, Chairman, Jennifer A. Chatman, Gary M. Cusumano and Peter N. Louras, Jr., all of whom are independent directors.  Mr. Williams, Ms. Chatman, Mr. Cusumano and Mr. Louras have no relationships with us or any of our subsidiaries, other than as members of our Board of Directors and its committees.

In March 2007, we appointed Gerald Hagel, as a vice president of Simpson Strong-Tie Company Inc.  Mr. Hagel is the co-lessor of the property that we lease in Addison, Illinois.  In 2008, Simpson Strong-Tie Company Inc. paid approximately $268,000 to lease this property from Mr. Hagel and his wife Susan Hagel, a former employee of Simpson Strong-Tie Company Inc.  In December 2007, we extended the lease on the property for an additional 5 years, through 2012.  The members of our Board of Directors who are not employees or officers unanimously approved our lease of this property.

In January 2005, we appointed Michael Petrovic as an officer of Simpson Strong-Tie Canada, Limited, a wholly-owned subsidiary of Simpson Strong-Tie Company Inc.  Mr. Petrovic was an owner of MGA Construction Hardware & Steel Fabricating Limited and MGA Connectors Limited, which Simpson Strong-Tie Canada, Limited acquired in 2003.  He was a co-owner of the property that Simpson Strong-Tie Canada, Limited occupies in Maple Ridge, British Columbia.  Simpson Strong-Tie Canada, Limited paid approximately $170,000 in 2006 to lease the property from Mr. Petrovic and his associates.  In February 2007, we purchased this building from Mr. Petrovic and his associates for $4.0 million.  The members of our Board of Directors who are not employees or officers unanimously approved our purchase of this property.

In 2003, Thomas J Fitzmyers, our Chief Executive Officer and a member or our Board of Directors, leased an airplane that a third-party charter company manages.  We pay the charter company standard hourly rates when Mr. Fitzmyers uses this airplane to travel between his home and our offices or to travel on business.  Mr. Fitzmyers is responsible for maintaining the airplane and he receives a portion of the payments that we make to the charter company for its use, whether by us or others.  In 2008, we paid approximately $274,000 for Mr. Fitzmyers to use this and other airplanes, including $21,219 that we paid to Mr. Fitzmyers as compensation (see Summary Compensation Table above).  The members of our Board of Directors who are not employees or officers unanimously approved this arrangement.

Process and Procedures for Consideration and Determination of Executive and Director Compensation

Salary

We compensate our employees at a generally comparable level to other organizations of similar sizes in our industry.  Although our base salaries have historically been set at levels that our Compensation Committee believes are below the market, a greater proportion of total compensation is based on a system that provides employees with incentives to attain our profitability goals.  In 2008, an adjustment was made for most of our salaried employees to increase their base salaries to a more competitive level while reducing their participation in any amounts paid under our Cash Profit Sharing Plan by the same amount. This adjustment gives our employees a higher guaranteed component of their total cash compensation.  See “Compensation Discussion and Analysis — Salary and Profit Sharing Trust Contributions,” above.

Qualified Profit Sharing Plans

We and our U.S. subsidiaries maintain defined contribution profit sharing plans for U.S.-based salaried employees, including our Named Executive Officers, and for U.S.-based non-union hourly employees.  An employee is eligible for participation in a given calendar year if he or she is an employee on the first and last days of that year and completes the minimum service requirement during that year.

The minimum service requirement for a salaried employee is at least 1,000 hours of service and for an hourly employee is at least 750 hours of service.  As of December 31, 2008, 741 salaried employees and 813 hourly employees participated in these plans.  Under both of these plans, our Board of Directors has exclusive discretion to authorize contributions to the plan trusts.  These plans limit our subsidiaries’ contributions to the plan trusts to amounts deductible for federal income tax purposes under Internal Revenue Code section 404(a).  Barclay Simpson and Michael J. Herbert, who are Named Executive Officers, are trustees of the plan trusts, and also participate in the plan for salaried employees.  Some of our foreign subsidiaries maintain similar plans for their employees.

Non-Equity Incentive Plan Compensation

We provide non-equity incentive plan compensation through two cash profit sharing plans.  One is our Executive Officer Cash Profit Sharing Plan for our Named Executive Officers and the other is our Cash Profit Sharing Plan for other qualified employees.  Under our Executive Officer Cash Profit Sharing Plan, we made quarterly payments to our Named Executive Officers in 2008 in the total amounts shown in the Summary Compensation Table under the heading, “Non-Equity Incentive Plan Compensation.”

In 2008, our stockholders re-approved our Executive Officer Cash Profit Sharing Plan, to provide “performance-based compensation” to our Named Executive Officers.  Our Executive Officer Cash Profit Sharing Plan is intended to comply with section 162(m) of the Internal Revenue Code of 1986 and the related regulations and interpretations.  For these officers, our Executive Officer Cash Profit Sharing Plan replaced our Cash Profit Sharing Plan described below, in which all officers had participated for over 25 years.  The total awards to any participating officer under the Executive Officer Cash Profit Sharing Plan earned during the 4 quarters of a calendar year may not exceed $2,500,000.  In other respects, our Executive Officer Cash Profit Sharing Plan provides incentive compensation to the participating officers on the same terms as apply to other employees under our Cash Profit Sharing Plan.  Our Executive Officer Cash Profit Sharing Plan enables us to deduct fully, for federal income tax purposes, amounts we pay to participating officers under our Executive Officer Cash Profit Sharing Plan.  In 2008, only the payments to our Chief Executive Officer exceeded $1,000,000 under our Executive Officer Cash Profit Sharing Plan.

Our Board of Directors has delegated the oversight of our Executive Officer Cash Profit Sharing Plan to its Compensation Committee.  The Compensation Committee has sole discretion and authority to administer and interpret our Executive Officer Cash Profit Sharing Plan in accordance with Internal Revenue Code section 162(m).  The Compensation Committee may at any time amend our Executive Officer Cash Profit Sharing Plan, subject in some cases to the approval of our stockholders, or may terminate it at any time.

The Compensation Committee determines the amount of the award that each of the participating officers will be eligible to receive under the Executive Officer Cash Profit Sharing Plan each fiscal quarter.  The Compensation Committee bases awards on a percentage of the amount by which the operating profit, as defined by the Compensation Committee, of the relevant profit center — which may be Simpson Manufacturing Co., Inc. as a whole or one of our subsidiaries — exceeds a qualifying level for the fiscal quarter.  See “Compensation Discussion and Analysis — Executive Officer Cash Profit Sharing Plan,” above.

We maintain our Cash Profit Sharing Plan for the benefit of our employees and our subsidiaries’ employees, other than the officers who participate in our Executive Officer Cash Profit Sharing Plan discussed above.  The Cash Profit Sharing Plan is not qualified under section 162(m) of the Internal Revenue Code of 1986.  We may change, amend or terminate our Cash Profit Sharing Plan at any time.  Under our Cash Profit Sharing Plan, as currently in effect, the Compensation Committee reviews and approves a qualifying level for the coming fiscal year for each of Simpson Manufacturing Co., Inc., Simpson Dura-Vent Company, Inc. and qualifying branches of Simpson Strong-Tie Company Inc.  The qualifying level equals the value of the net operating assets, as defined by the Compensation Committee, of Simpson Manufacturing Co., Inc., Simpson Dura-Vent Company, Inc. or the respective branch of Simpson Strong-Tie Company Inc., multiplied by a rate of return on those assets, as determined by the Compensation Committee.  If profits exceed the qualifying level in any fiscal quarter, we pay a portion of the excess to the eligible employees as cash compensation.  Our executive officers determine, and our Compensation

Committee reviews and approves, the percentage of the excess that we will distribute and the rates we use to calculate the amounts that we distribute to participants.  Whether or not we pay amounts in any quarter under our Cash Profit Sharing Plan does not affect an employee’s ability to earn amounts in any other quarter under our Cash Profit Sharing Plan.  Under our Cash Profit Sharing Plan, we paid amounts totaling $17.5 million in 2008, $30.1 million in 2007 and $39.0 million in 2006.

1994 Stock Option Plan

By affording selected employees, directors and consultants the opportunity to own shares of our common stock, we intend the 1994 Stock Option Plan to:

•                  enhance our ability to retain the services of our employees, directors or consultants and to secure and retain the services of prospective employees, directors and consultants; and

•                  provide incentives for them to exert maximum efforts for our success.

Our Board of Directors adopted and our stockholders approved our 1994 Stock Option Plan prior to our initial public offering in 1994.  We amended our 1994 Stock Option Plan in 1997, 2000, 2002, 2004 and 2008.  Our stockholders approved the 1997, 2000, 2002 and 2008 amendments.  We may not sell more than 16 million shares of common stock (including shares already sold) pursuant to all options granted under our 1994 Stock Option Plan.  Common stock sold on exercise of stock options granted under the 1994 Stock Option Plan may be previously unissued shares or reacquired shares, bought on the market or otherwise.  In 2008, we granted stock options under our 1994 Stock Option Plan to purchase 54,000 shares of our common stock, pursuant to commitments we had made in 2007.  In 2009, we granted stock options under our 1994 Stock Option Plan to purchase 53,000 shares of our common stock, pursuant to commitments we had made in 2008.  We did not grant any stock options to our Named Executive Officers in 2008 or 2009.  If we meet all of our operating profit goals for 2009, we anticipate granting stock options under our 1994 Stock Option Plan to purchase 1,604,000 shares, 198,000 of which would be granted to Named Executive Officers.  Compensation to our Named Executive Officers related to stock options that vested in 2008 is shown in the Summary Compensation Table.  See “Compensation Discussion and Analysis — Stock Options.”

Employee Stock Bonus Plan

Under our 1994 Employee Stock Bonus Plan, we award shares of our common stock, based on years of service, to employees who do not participate in our 1994 Stock Option Plan.  The Compensation Committee reviews and approves the number of shares we award, as well as the period of service.  The Compensation Committee has tried to balance the amount of the stock bonus awards over the years as the stock price has fluctuated, by increasing or reducing the number of shares that we award in a given year.  We also award cash bonuses to these employees to compensate for their income taxes payable as a result of these bonuses.  We have generally issued the shares to an employee in the year following the year in which the employee reached a tenth anniversary.  None of our Named Executive Officers participates in our 1994 Employee Stock Bonus Plan.

Employment Agreements

We do not ordinarily enter into any written employment agreements with our officers and we do not currently have an employment agreement with any of our Named Executive Officers.

Grants of Plan-Based Awards

We generally grant options under our 1994 Stock Option Plan once each year, in late January or early February, on the day that our Compensation Committee meets to approve the grants that employees earned by meeting or exceeding our branch, subsidiary or company goals for the preceding fiscal year.  The exercise price per share under these options generally equals or exceeds the closing market price per share of our common stock as reported by the New York Stock Exchange for the day preceding the date of the Compensation Committee meeting.  In 2008 and 2007, we granted options under our 1994 Stock Option Plan to purchase, respectively, 54,000 and 122,500 shares of our common stock pursuant to commitments related to the respective preceding fiscal years.  We did not grant any options under our 1994 Stock Option Plan to any of the Named Executive Officers during 2008.

Generally, options that the Compensation Committee grants under the 1994 Stock Option Plan vest (become exercisable) in increments over 4 years.  Our Board of Directors has, however, resolved to accelerate the vesting of options in two situations.  First, when an employee ceases employment with us after reaching age 60, all of the employee’s unvested options vest fully.  Second, all outstanding options under the 1994 Stock Option Plan will fully vest, and must be exercised, on a change in control of Simpson Manufacturing Co., Inc.  For this purpose, we define a “change in control” as one of the following:

•                  a merger or consolidation in which we are not the surviving corporation, if the surviving corporation refuses to assume or continue our options, or to substitute similar options, or our options do not otherwise continue in effect;

•                  a reverse merger in which we are the surviving corporation, but as part of the merger the outstanding shares of our common stock convert into other securities, cash or other property, if the surviving corporation refuses to assume or continue our options, or to substitute similar options, or our options do not otherwise continue in effect; or

•                  the dissolution or liquidation of Simpson Manufacturing Co., Inc.

These acceleration provisions apply to all participants in our 1994 Stock Option Plan, including our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2008, our Named Executive Officers held the following stock options that had been granted under our 1994 Stock Option Plan:

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option	Option
	(#) Exer-	(#) Unex-		Exercise	Expiration
Name	cisable	ercisable{1}		Price($)	Date

Thomas J Fitzmyers	18,000	—		16.450	12/31/09
	18,000	—		25.430	12/31/10
	6,750	2,250	{2}	34.900	12/31/11
	4,500	4,500	{2}	40.720	01/25/13

Michael J. Herbert	110,000	—		25.430	12/31/10
	3,000	1,000	{2}	34.900	12/31/11
	2,000	2,000	{2}	40.720	01/25/13

Barclay Simpson	750	250	{2}	38.390	12/31/09
	500	500	{2}	44.792	01/25/11

Phillip T. Kingsfather	334	—		16.450	12/31/09
	3,334	—		25.430	12/31/10
	21,312	688	{3}	34.900	12/31/11
	24,062	8,938	{3}	40.720	01/25/13
	500	1,500	{2}	33.620	02/01/14

Stephen P. Eberhard	10,000	—		16.450	12/31/09
	10,000	—		25.430	12/31/10
	12,000	4,000	{2}	34.900	12/31/11

{1}      As discussed above — see “Grants of Plan-Based Awards” — vesting of stock options will accelerate on a change in control or on the optionee ceasing employment with us after reaching age 60.

{2}      Unless vesting accelerates as discussed above, options vest at the rate of 1/4th per year on the anniversary of the date of grant.

{3}      Unless vesting accelerates as discussed above, options vest at the rate of 1/48th per month each month beginning with the first month after the month of grant.

Option Exercises and Stock Vested

The following table provides information for the year ended December 31, 2008, on the exercise of stock options granted to our Named Executive Officers under our 1994 Stock Option Plan:

Option Awards
	Shares	Value
	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)

Michael J. Herbert	110,000	1,003,390

Potential Payments on Termination or Change in Control

We do not currently have or plan to adopt any deferred compensation programs or defined benefit pension plans and generally do not pay benefits after termination of employment.  In some circumstances, however, we may compensate a former employee after terminating employment with us, including the acceleration of vesting of stock options on voluntary termination after reaching the age of 60 or in the event of a change in control. In either event, no compensation would be provided to any of the Named Executive Officers so long as the market value per share of our common stock is less than $27.76, the closing price per share on December 31, 2008.

Director Compensation

The following table provides information on compensation for the year ended December 31, 2008, that we paid to our directors who are not also our employees or officers.  The amounts shown include all compensation for services to us.

	Fees
	Earned or	All
	Paid in	Other	Total
Name	Cash($)	Compensation($){1}	($)

Jennifer A. Chatman	79,000	—	79,000

Earl F. Cheit	83,000	1,000	84,000

Gary M. Cusumano	83,000	1,000	84,000

Peter N. Louras, Jr.	83,000	—	83,000

Robin G. MacGillivray	70,000	—	70,000

Barry Lawson Williams	85,500	—	85,500

{1}      Represents matching contributions made by us for charitable gifts made by the director.

We pay each of our directors whom we do not compensate as an officer or employee —

•                an annual retainer of $32,000,

•                a fee of $2,000 for attending in person each meeting of our Board of Directors or attending by telephone a meeting that is scheduled to be held by telephone conference,

•                a fee of $2,000 for attending in person each committee meeting held on a day when our Board of Directors does not meet,

•                a fee of $1,000 for each committee meeting he or she attends in person on the same day as a meeting of our Board of Directors or another committee, and

•                a fee of half of the normal fee for each Board of Directors or committee meeting he or she attends by telephone, unless it is scheduled to be held by telephone conference.

We pay the Chair of the Audit Committee an additional annual fee of $8,000.  We pay the Chair of each of the Compensation Committee and the Governance and Nominating Committee an additional annual fee of $4,000.  We reimburse outside directors for expenses incurred in attending Board of Directors and committee meetings and educational programs.  We also pay each of our outside directors $3,000 per day and reimburse his or her expenses when he or she visits our facilities to observe operations.

1995 Independent Director Stock Option Plan

Our Board of Directors adopted the Simpson Manufacturing Co., Inc. 1995 Independent Director Stock Option Plan, and our stockholders approved it, in 1995.  Our Board of Directors amended our 1995 Independent Director Stock Option Plan in 1997, 2002 and 2004.  Our stockholders approved the 2002 amendment.  The purposes of our 1995 Independent Director Stock Option Plan are to give our independent directors an opportunity to own shares of our common stock to align their efforts with our long-term financial success and to secure their continued service.  We may not sell more than 320,000 shares of our common stock, including shares already sold, pursuant to all options granted under our 1995 Independent Director Stock Option Plan.  On exercise of options granted under our 1995 Independent Director Stock Option Plan, we may sell previously unissued shares or reacquired shares, bought on the market or otherwise.  Under our 1995 Independent Director Stock Option Plan we grant options to our independent directors as of the February 15th following each year in which we achieve our operating goals.  We did not grant any options under our 1995 Independent Director Stock Option Plan in 2007, 2008 or 2009.  If we meet the company-wide operating profit goal for 2009, we anticipate granting a stock option in 2010 to purchase 5,000 shares of our common stock under our 1995 Independent Director Stock Option Plan to each of our independent Directors.

During 2008, none of our independent Directors exercised any stock options granted under our 1995 Independent Director Stock Option Plan.

Compensation Committee Report

The Compensation Committee of our Board of Directors reviewed the above Compensation Discussion and Analysis, discussed it with our officers and recommended its inclusion in our Annual Report on Form 10-K for the year ended December 31, 2008, and in this Proxy Statement.

Compensation Committee

Barry Lawson Williams, Chairman

Jennifer A. Chatman

Gary M. Cusumano

Peter N. Louras, Jr.

Report of the Audit Committee of our Board of Directors

The Audit Committee of our Board of Directors is responsible for financial and accounting oversight.  Its policies and practices are described below.

Composition

The Audit Committee comprises 5 independent directors, as defined by the New York Stock Exchange rules.  It operates under a written charter that our Board of Directors adopted, which is available on our website at http://www.simpsonmfg.com/financials/audit.html, and a copy of which is attached as Exhibit B of this Proxy Statement.  We will provide a printed copy of the charter to any stockholder on request.  The members of the Audit Committee are Peter N. Louras, Jr., Chairman, Jennifer A. Chatman, Earl F. Cheit, Gary M. Cusumano and Robin G. MacGillivray.  Our Board has determined that each of them meets the definitions and standards for independence and is financially literate, and that 1 of the Audit Committee members, Peter N. Louras, Jr., has financial management expertise as required by the New York Stock Exchange’s rules and meets the Securities and Exchange Commission’s definition of an “audit committee financial expert.”

Responsibilities

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the accounting firm that we engage as our independent registered public accounting firm.  Our officers are responsible for our internal controls and financial reporting process.  Subject to the Audit Committee’s oversight, our independent registered public accounting firm is responsible for performing an independent audit of our internal controls over financial reporting and for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for reporting on those audits.

Review with Officers and the Independent Registered Public Accounting Firm

The Audit Committee met 6 times in 2008 and has held discussions with our officers and the independent registered public accounting firm.  Our officers represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.  The Audit Committee has reviewed and discussed the consolidated financial statements with our officers and PricewaterhouseCoopers LLP, our independent registered public accounting firm.  The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters that they were required to discuss under Statement on Auditing Standards No. 90, Audit Committee Communications, which amends Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP, the independent accountants, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence.  The Audit Committee discussed with PricewaterhouseCoopers LLP that firm’s independence. On that basis, the Audit Committee believes that PricewaterhouseCoopers LLP is independent.

Summary

Based on the Audit Committee’s discussions with our officers and PricewaterhouseCoopers LLP, the Audit Committee’s review of the representations of our officers, and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.  The Audit Committee believes that it has satisfied its responsibilities under its charter.

Audit Committee

Peter N. Louras, Jr., Chairman

Jennifer A. Chatman

Earl F. Cheit

Gary M. Cusumano

Robin G. MacGillivray

Audit and Related Fees

Audit Fees

For professional services for the audit of our annual consolidated financial statements included in our annual report on Form 10-K, the audit of our internal control over financial reporting, and review of the condensed consolidated financial statements included in our quarterly reports on Form 10-Q, we paid PricewaterhouseCoopers LLP an aggregate of approximately $1,628,000 for 2008 and $1,579,000 for 2007, approximately 66% and 73%, respectively, of the total fees that we paid to PricewaterhouseCoopers LLP for those years.

Audit-Related Fees

We did not pay any audit-related fees to PricewaterhouseCoopers LLP for 2008 and 2007.

Tax Fees

For professional services for tax compliance associated with our annual tax returns, and for tax advisory and planning services, we paid PricewaterhouseCoopers LLP an aggregate of approximately $597,000 for 2008 and $572,000 for 2007, approximately 24% and 26%, respectively, of the total fees that we paid to PricewaterhouseCoopers LLP for those years.

All Other Fees

For all other services, we paid PricewaterhouseCoopers LLP an aggregate of approximately $246,000 for 2008 and $29,000 for 2007, approximately 10% and 1%, respectively, of the total fees that we paid to PricewaterhouseCoopers LLP for those years.  These other services were primarily for work related to post-implementation review of information technology systems.

The Audit Committee must pre-approve fees to be paid to PricewaterhouseCoopers LLP before PricewaterhouseCoopers LLP begins work.  The Audit Committee pre-approved all fees and services for PricewaterhouseCoopers LLP’s work in 2008 and 2007.  The Audit Committee has determined that the fees for services rendered were compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Governance and Nominating Committee of our Board of Directors

Our Board of Directors has a standing Governance and Nominating Committee, which is primarily responsible for nominating candidates to our Board of Directors.  Its charter and our corporate governance guidelines are available on our website at http://www.simpsonmfg.com/financials/governance.html.  We will provide a printed copy of each to any stockholder on request.  The 4 members of the Governance and Nominating Committee, Earl F. Cheit, Chairman, Peter N. Louras, Jr., Robin G. MacGillivray and Barry Lawson Williams, are independent and meet all applicable independence requirements.

The Governance and Nominating Committee considers all candidates identified as potential directors, including those submitted by stockholders for its consideration.  Any of our stockholders can recommend a director candidate to the Governance and Nominating Committee by writing a letter to:

Simpson Manufacturing Co., Inc.

Board of Directors Governance and Nominating Committee

5956 W. Las Positas Blvd.

Pleasanton, CA 94588

For the Governance and Nominating Committee to consider a candidate for the 2010 annual meeting, we must receive the letter not later than November 2, 2009.  The letter should include a description of the attributes that the stockholder believes the candidate would bring to our Board of Directors and the candidate’s biography and contact information.

When evaluating a director candidate, whether or not recommended by a stockholder, the Governance and Nominating Committee uses for guidance our Governance Guidelines on Director Qualification and Key Director Responsibilities and considers the candidate’s education, business experience, financial expertise, industry experience, business acumen, interpersonal skills, vision, teamwork, integrity, strategic ability and customer focus.  The Governance and Nominating Committee will review and discuss potential candidates who come to its attention, whether from internal or external sources.  From the review and discussion, the Governance and Nominating Committee may narrow the list of potential candidates and interview the remaining candidates.  The Governance and Nominating Committee will recommend for consideration by the full Board of Directors any candidate that the Governance and Nominating Committee considers to be suitable.

Our Bylaws also permit our stockholders directly to nominate directors.  To do so, a stockholder must notify our Secretary at least 75 days, but not more than 90 days, before an annual meeting, unless we do not publicly disclose the date of the meeting at least 85 days before the date that the meeting is scheduled to be held, in which case our Secretary must receive the stockholder’s notice within 10 days after we publicly disclose the meeting date.  A stockholder’s notice nominating 1 or more director candidates must state as to each such candidate —

•                the candidate’s name, age, business address and residence address,

•                the candidate’s principal occupation or employment,

•                the number of shares of our common stock that the candidate beneficially owns and other information, if any, required by our Bylaws, and

•                any other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

The stockholder’s notice must also state the stockholder’s name and address, as they appear on our books, and the number of shares of our common stock that the stockholder beneficially owns and other information, if any, required by our Bylaws.  We will disregard a purported nomination that does not comply with these procedures in our Bylaws.  We did not receive such a notice from any stockholder for our 2009 annual meeting of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission.  Securities and Exchange Commission regulations require such persons to furnish us with copies of all section 16(a) reports that they file.  Based solely on our review of the copies of such reports that we received and written representations from the executive officers and directors, we believe that in 2008 our directors and officers and 10% stockholders met all of the section 16(a) filing requirements regarding our common stock except that Stephen P. Eberhard, President and Chief Executive Officer of Simpson Dura-Vent Company, Inc., made 2 gifts of shares of our common stock to his children in August and September 2008 and was 4 days late filing the first report on Form 4 and 1 day late filing the second report on Form 4.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to our Chief Executive Officer and our Chief Financial Officer, as well as all other of our and our subsidiaries’ employees.  This code of ethics is posted on our website at http://www.simpsonmfg.com/about/ethics.html.  We will provide a printed copy of the code of ethics, free of charge, to any stockholder on request.

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before the meeting.  So far as our Board of Directors is aware, no matters will be brought before the meeting except as specified in the notice of the meeting.  The persons that you will appoint as your proxies in the enclosed form intend to vote according to their judgment on any other business that properly comes before the meeting.

DISCLAIMER REGARDING INCORPORATION BY REFERENCE OF THE REPORTS OF
THE AUDIT AND COMPENSATION COMMITTEES

THE INFORMATION SHOWN IN THE SECTIONS ENTITLED “REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS” AND “COMPENSATION COMMITTEE REPORT” SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING BY SIMPSON MANUFACTURING CO., INC. WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT SIMPSON MANUFACTURING CO., INC. INCORPORATES THIS INFORMATION BY SPECIFIC REFERENCE, AND SUCH INFORMATION SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

STOCKHOLDER PROPOSALS

We must receive stockholder proposals for inclusion in our proxy statement and form of proxy relating to our 2010 Annual Meeting of Stockholders a reasonable time before we begin our solicitation, and in any event not later than November 2, 2009.

BY ORDER OF THE BOARD

Michael J. Herbert

Secretary

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE PROXY OR THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.  YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

EXHIBIT A

SIMPSON MANUFACTURING CO., INC.

1994 STOCK OPTION PLAN

Adopted February 23, 1994

and Amended through February 13, 2008

1.                                    PURPOSES.

(a)                                  The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

(b)                                 The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company and its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c)                                  The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.                                    DEFINITIONS.

(a)                                  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Code sections 424(e) and (f), respectively, and that qualifies as an eligible issuer of service recipient stock, as that term is defined in Treasury Regulations section 1.409A-1(b)(5)(iii)(E).

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(d)                                 “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(e)                                  “Common Stock” means the common stock of the Company.

(f)                                    “Company” means Simpson Manufacturing Co., Inc., a Delaware corporation.

(g)                                 “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services; provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(h)                                 “Continuous Status as an Employee, Director or Consultant” means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

(i)                                     “Director” means a member of the Board.

(j)                                     “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company.  Neither service as a Consultant or a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)                                     “Fair Market Value” means the value of the Common Stock as determined in good faith by the Board and in a manner consistent with section 260.140.50 of Chapter 3 of Title 10 of the California Code of Regulations and with Treasury Regulations section 1.409A-1(b)(5)(iv).

(m)                               “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of section 422 of the Code and the regulations promulgated thereunder.

(n)                                 “Non-Employee Director” means a Director who satisfies the requirements established from time to time by the Securities and Exchange Commission for non-employee directors under Rule 16b-3.

(o)                                 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p)                                 “Officer” means a person who is an officer of the Company within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q)                                 “Option” means a stock option granted pursuant to the Plan.

(r)                                    “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(s)                                  “Optioned Stock” means the Common Stock of the Company subject to an Option.

(t)                                    “Optionee” means an Employee, Director or Consultant who holds an outstanding Option.

(u)                                 “Outside Director” means a member of the Board who satisfies the requirements established from time to time for outside directors under section 162(m) of the Code.

(v)                                 “Plan” means this Simpson Manufacturing Co., Inc. 1994 Stock Option Plan.

(w)                               “Rule 16b-3” means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(x)                                   “Securities Act” means the Securities Act of 1933, as amended.

3.                                    ADMINISTRATION.

(a)                                  The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)                                 The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1)                                  To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the terms and conditions of each Option granted (which need not be identical), including the time or times such Option may be exercised as a whole or in part; and the number of shares for which an Option shall be granted to each such person;

(2)                                  To grant Options under the Plan;

(3)                                  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

(4)                                  To amend the Plan as provided in section 11.

(c)                                The Board may delegate administration of the Plan to a Committee of the Board that will satisfy the requirements of rule 16b-3.  The Committee shall consist solely of two or more Directors, each of whom is a Non-Employee Director and an Outside Director, who shall be appointed by the Board.  Subject to the foregoing, from time to time the Board may increase the size of the Committee and appoint additional qualified members, remove members (with or without cause) and appoint new members in substitution therefor, or fill vacancies, however caused.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  Notwithstanding anything in this section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to section 16 of the Exchange Act.

4.                                    SHARES SUBJECT TO THE PLAN.

(a)                                Subject to the provisions of section 10 relating to adjustments on changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate 16,000,000 shares of the Common Stock.  If any Option shall for any reason expire or otherwise terminate, as a whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan; provided, however, that the maximum number of shares of Common Stock with respect to which Options may be granted during a calendar year to any employee is 150,000 shares.

(b)                               The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.                                    ELIGIBILITY.

(a)                                Incentive Stock Options may be granted only to Employees.  Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

(b)                               No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least 110 percent of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

6.                                    OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise), except as the Board may otherwise determine in the specific case, the substance of each of the following provisions:

(a)                                Term of Options.  No Option shall be exercisable after the expiration of ten years from the date it is granted.

(b)                               Price.  The exercise price of each Option shall be not less than 100 percent of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

(c)                                Consideration.  The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) in the absolute discretion of the Board or the Committee (which discretion may be exercised in a particular case without regard to any other case or cases), at the time of the grant or thereafter, (A) by the withholding of shares of Common Stock issuable on exercise of the Option or delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement, or if less, the maximum rate permitted by law.

(d)                               Transferability.  An Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed by the Optionee during his or her lifetime, whether by operation of law or otherwise, other than by will or the laws of descent and distribution applicable to such Optionee, or be made subject to execution, attachment or similar process; provided that the Board may in its discretion at the time of approval of the grant of an Option or thereafter permit an Option to be transferred by an Optionee to a trust or other entity established by the Optionee for estate planning purposes, and may permit further transferability, or impose conditions or limitations on any permitted transferability.  An Option shall otherwise be exercisable during the lifetime of the person to whom the Option is granted only by such person.

(e)                                Vesting.  The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal).  An Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period or any prior period as to which the Option shall have become vested but shall not have been fully exercised.  An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.  The vesting provisions may vary among Options, but in each case will provide for vesting of at least twenty percent per year of the total number of shares subject to the Option.

(f)                                  Conditions On Exercise of Options and Issuance of Shares.

(1)                                  Shares shall not be issued on exercise of an Option unless the exercise of such Option and the delivery of such shares pursuant thereto shall comply with all applicable laws and regulations, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange on which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(2)                                  The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising an Option, (1) to give written assurances satisfactory to the Company as to the Optionee’s knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inapplicable if (i) the issuance of the shares on the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, with advice of its counsel, place such legends on stock certificates issued under the Plan as the Company deems necessary or appropriate to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(g)                                 Termination of Employment or Relationship as a Director or Consultant.  If an Optionee’s Continuous Status as an Employee, Director or Consultant terminates (other than on the Optionee’s death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee shall have been entitled to exercise it at the date of termination) but only within the period ending on the earlier of (i) the ninetieth day after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period, which in no event shall be less than thirty days, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(h)                                 Disability of Optionee.  If an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s disability, the Optionee may exercise his or her Option (to the extent that the Optionee shall have been entitled to exercise it at the date of termination), but only within the period ending on the earlier of (i) the first anniversary of such termination (or such longer or shorter period, which in no event shall be less than six months, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i)                                     Death of Optionee.  If of an Optionee dies during, or within a period specified in the Option after the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent that the Optionee shall have been entitled to exercise the Option at the date of death) by the Optionee’s estate or by a person who shall have acquired the right to exercise the Option by bequest or inheritance, but only within the period ending on the earlier of (i) the one hundred eightieth day after the first anniversary of the date of death (or such longer or shorter period, which in no event shall be less than six months, specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement.  If, at the time of death, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan.  If, after death, the Optionee’s estate or a person who shall have acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(j)                                     Exemptions.  Notwithstanding subsections (g), (h) and (i) above, the Board shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option beyond the date of expiration of the term of such Option as set forth in the Option Agreement).

(k)                                  Early Exercise.  The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option.  Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; provided that the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent per year over five years from the date the Option is granted and such right shall be exercised within ninety days of termination of employment for cash or cancellation of purchase money indebtedness for the shares.  Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock’s Fair Market Value at the time of the assignment if the original purchase price is less than such Fair Market Value.

(l)                                     Withholding.  To the extent approved by the Board in the specific case, at the time of approval of the grant of the Option or thereafter, the Optionee may satisfy any Federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (l) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.  The value of shares withheld or delivered shall equal the Fair Market Value of the shares on the day the Option is exercised.

7.                                    COVENANTS OF THE COMPANY.

(a)                                  During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

(b)                                 The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock on exercise of the Options; provided that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock on exercise of such Options unless and until such authority is obtained.

8.                                    USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.                                    MISCELLANEOUS.

(a)                                  Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.  No adjustment will be made for dividends or other rights for which the record date is prior to the date of satisfaction of all such requirements.

(b)                                 Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than 120 days after the close of each of the Company’s fiscal years during the Option term, a balance sheet and an income statement.  This section shall not apply when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

(c)                                  Nothing in the Plan or any instrument executed or Option granted or other action taken pursuant thereto shall confer on any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

(d)                                 To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Options or portions thereof in excess of such limit (according to the order in which they are granted) shall be treated as Nonstatutory Stock Options.

10.                             ADJUSTMENTS ON CHANGES IN STOCK.

(a)                                  If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reclassification, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split or reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Options will be appropriately adjusted by the Board in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Options.

(b)                                 In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect.  If any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then such Options shall be terminated if not exercised prior to such event.  In the event of a dissolution or liquidation of the Company, any Options outstanding under the Plan shall terminate if not exercised prior to such event.

11.                             AMENDMENT OF THE PLAN.

(a)                                  The Board at any time or from time to time shall have the right to amend, modify, suspend or terminate the Plan for any reason; provided that the Company will seek stockholder approval for any change if and to the extent required by applicable law, regulation or rule.

(b)                                 It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to cause the Plan or Incentive Stock Options granted under it to comply therewith.

(c)                                  Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, unless (i) the Company requests the consent of the person to whom the Option shall have been granted and (ii) such person consents in writing.

12.                             TERMINATION OR SUSPENSION OF THE PLAN.

(a)                                  The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on May 28, 2012.  No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)                                 Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option shall have been granted.

13.                             EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan shall have been approved by the stockholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit shall have been issued by the Commissioner of Corporations of the State of California.

14.                             COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

It is the Company’s intent that the Plan comply in all respects with Rule 16b-3.  If any provision of this Plan is found not to be in compliance with Rule 16b-3, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Rule 16b-3, and the remaining provisions of the Plan shall continue in full force and effect, without change.  All transactions under the Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and the applicable regulations promulgated thereunder.

15.                             COMPLIANCE WITH SECTION 409A OF THE CODE

It is the Company’s intent that the Plan comply in all respects with Code section 409A and the applicable regulations promulgated thereunder.  If any provision of the Plan is found not to be in compliance with Code section 409A and the applicable regulations promulgated thereunder, that provision shall be deemed to have been amended or deleted as and to the extent necessary to comply with Code section 409A and the applicable regulations promulgated thereunder, and the remaining provisions of the Plan shall continue in full force and effect, without change.  All transactions under the Plan shall be executed in accordance with the requirements of Code section 409A and the applicable regulations promulgated thereunder.

EXHIBIT B

SIMPSON MANUFACTURING CO., INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

February 23, 2009

I. PURPOSE

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Simpson Manufacturing Co., Inc. (the “Company”) is to provide independent and objective oversight of the accounting functions and internal controls of the Company and its subsidiaries and to ensure the integrity of the Company’s financial statements and compliance with applicable legal and regulatory requirements.  The Committee is responsible for preparing a report of its findings, to be included in the Company’s annual proxy statement.  The Committee has the sole authority and responsibility to select, evaluate the qualifications and independence of, and, where appropriate, replace the independent auditors.  Also, the Committee evaluates the performance of the Company’s internal audit function.

The Committee’s role is one of oversight and review.  It is not expected to audit the Company, to define the scope of the audit, to control the Company’s accounting practices, or to define the standards to be used in preparation of the Company’s financial statements.

II. FUNCTIONS

The Committee shall perform the following functions in the following areas:

1.                                                  Independent Auditors.  Exercise sole authority to retain and terminate the Company’s independent auditors and approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditors.  The independent auditors shall report directly to the Committee.

2.                                                  Plan of Audit. Consult with the independent auditors regarding the plan of audit. The Committee also shall review with the independent auditors their report on the audit and review with the Company’s officers the independent auditors’ suggested changes or improvements in the Company’s accounting practices or controls.

3.                                                  Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee shall review with the Company’s officers recommended changes in the Company’s methods of accounting or financial statements. The Committee also shall review with the independent auditors any significant proposed changes in accounting principles and financial statements.   The Committee shall review with the Company’s officers and the independent auditors any correspondence with regulatory authorities and any published reports that raise material issues regarding the Company’s accounting practices.

4.                                                  Internal Accounting Controls. Discuss the Company’s major financial risk exposures and the steps the Company’s officers have taken to monitor and control such exposures.  The Committee consults with the independent auditors regarding the adequacy of internal accounting controls. Where appropriate, consultation with the independent auditors regarding internal controls shall be conducted out of the presence of the Company’s officers.

5.                                                  Financial Disclosure Documents.  Review with the Company’s officers and the independent auditors the Company’s financial disclosure documents including all interim and annual financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders and interested parties and, following the satisfactory completion of each year-end review, recommend to the Board the inclusion of the audited financial statements in the Company’s annual report on Form 10-K.  The Committee shall discuss with the Company’s officers the type and presentation of information to be included in the Company’s earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The review shall include any significant problems and material disputes between the Company’s officers and the independent auditors and a discussion with the independent auditors out of the presence of the Company’s officers of the quality of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by the Company’s officers in preparing the financial disclosure and reviewed by the independent auditors.

6.                                                  Internal Control Systems. Conduct separate meetings quarterly with the Company’s officers, internal auditors, and independent auditors to review the Company’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include internal audit summaries of and, as appropriate, copies of its significant reports to the Company’s officers and the officers’ responses, as well as any significant problems and regulatory concerns.

7.                                                  Ethical Environment. Consult with the Company’s officers on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.  The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls, and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

8.                                                  Oversight of Independent Auditors. Evaluate qualifications, performance and independence of the independent auditors on an annual basis and where appropriate retain a replacement for the independent auditors. In such evaluation, the Committee shall annually obtain and review a report of the independent auditors’ internal quality-control procedures, any material issues raised by their internal quality-control review or any external review occurring within the preceding five years with respect to one more independent audits carried out by the independent auditors, and steps taken to resolve any such issues.  With regard to the evaluation of independence, the Committee shall ensure that the independent auditors deliver to the Committee a formal written statement delineating all relationships between the independent auditors and the Company. The Committee shall engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors and in response to the independent auditors’ report take, or recommend that the Board take, appropriate action to satisfy itself of the independent auditors’ independence.  The Committee shall review the response of the Company’s officers to any audit problems or difficulties.

9.                                                  Hiring Policies for Former Employees of the Independent Auditors.  Ensure compliance with the following hiring policies:  Any former employee of the independent auditors may be eligible for employment with the Company if he or she has no influence over the independent auditors’ operations or financial policies; has no capital balance in the independent auditors; has no financial arrangement with the independent auditors; and has not been a member of the independent auditors’ audit engagement team within the year preceding the commencement of employment with the Company.  In addition, a formal hiring request must be received and reviewed by the Chief Financial Officer for any proposed employment candidate who was an audit supervisor or above with the independent auditors.  The Chief Financial Officer must discuss the formal hiring request with the Committee Chair before an offer is extended.

10.                                            Review and Amendment of Charter.  Perform annually a self-evaluation of the Committee’s performance to assess and insure effectiveness. Also, the Committee will review this Charter annually, to assess its adequacy and propose appropriate amendments to the Board.

11.                                            Whistleblower Communications.  Ensure that the Company has appropriate procedures for receiving and responding to complaints about the Company’s accounting, internal accounting controls or auditing matters.  To carry out this responsibility the Committee posts on the Company’s internal website the procedures for two formal means by which employees may confidentially or anonymously express directly to the Committee their concerns about accounting or auditing matters. The two formal means are US mail sent directly to the Committee’s PO Box and interoffice mail sent by sealed envelope to the Committee Chair.  Committee procedures concerning the handling and consideration of complaints are appended to this Charter, along with a statement of the informal means by which employees may express concerns about accounting or auditing matters.

III. COMPOSITION & INDEPENDENCE

The Committee shall consist of not fewer than three independent Directors, who shall be appointed by the Board of Directors. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise or any other comparable experience or background that results in the individual’s financial sophistication. No member of the Committee shall be employed or otherwise affiliated with the Company’s independent auditors.  Each member of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulation of the Securities and Exchange Commission.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for fully informing the Committee Chair, and in the case where the Committee Chair faces a potential or actual conflict of interest, the Committee Chair shall fully inform the Chairman of the Board. In the event that the Committee Chair, or the Chairman of the Board, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter posing the potential or actual conflict of interest is resolved.  The Board may, at any time and in its complete discretion, replace a Committee member.

IV. MEETINGS

The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Committee Chair. The Committee may ask the Company’s officers or others to attend a meeting and provide pertinent information as necessary.

V. REPORTS

The Committee will report to the Board regularly with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the Board for review.

The Committee shall report to the shareholders in the Company’s proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI. OTHER AUTHORITY

The Committee is authorized to confer with the Company’s officers and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the scope of the Committee’s responsibilities. The Committee is also authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board informed as to the nature and extent of such outside advice.  The Committee shall have the authority to delegate any of its responsibilities to subcommittees or individual(s) as the Committee may deem appropriate in its sole discretion.  The Company shall provide appropriate funding, as deemed necessary by the Committee, to compensate any independent auditor, outside legal counsel, or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

APPENDIX A

AUDIT COMMITTEE INFORMAL WHISTLEBLOWER PROCEDURES

February 23, 2009

PROCEDURES

1. Submission and Receipt of Complaints

Employees are free to bring complaints about accounting or auditing matters directly to the attention of their supervisors or any other manager as they would any other workplace concern.  If the employee is not satisfied that the matter has been appropriately addressed, the employee should feel free to contact the President of his/her company or the President of Simpson Manufacturing Co., Inc. (the “Company”). When a President receives such a complaint, he or she shall forward it promptly in the following order and manner:

Position:	Authorization to Receive Complaint:
Company Quality Manager	Authority to receive notification of all reports except reports implicating himself.

Company Controller	Authority to receive notification of all reports except reports implicating himself, the Chief Financial Officer or the Company Quality Manager.

Chief Financial Officer	Authority to receive notification of all reports except reports implicating himself or the Company Quality Manager.

Board Director	Authorization to receive notification of all reports.

An employee may choose to deliver any complaint directly to the Audit Committee of the Company’s Board of Directors by mail at P.O. Box 1394, Alamo, CA 94507-7394, or in a sealed envelope sent through the Company’s interoffice mail to the Chair of the Audit Committee.

2.  Retention of Records of Complaints

Records pertaining to a complaint are the property of the Company and shall be retained:

a.                                     in compliance with applicable laws and document retention policies;

b.                                    subject to safeguards that ensure their confidentiality, and, when applicable, the anonymity of the person making the complaint.

3. Consideration of Complaints

a.                                     All complaints shall be treated as confidential.

b.                                    Although a person making an anonymous complaint may be advised that maintaining anonymity could hinder an effective investigation, the anonymity of the person making the complaint shall be maintained unless the person indicates that he or she no longer wishes to remain anonymous.

c.                                     The Chair of the Audit Committee shall inform the Audit Committee, in summary form or otherwise, of all complaints received, with an initial assessment as to the appropriate treatment of each complaint. Assessment, investigation, and evaluation of each complaint shall be conducted by, or at the direction of, the Audit Committee.  If the Audit Committee deems it appropriate, the

Audit Committee may engage at the Company’s expense independent advisors, such as outside counsel and accountants unaffiliated with the Company’s auditor.

d.                                    Following investigation and evaluation of a complaint, the Chair of the Audit Committee shall report to the Audit Committee on recommended disciplinary or remedial action, if any. The action determined by the Audit Committee to be appropriate under the circumstances shall then be brought to the Board or to the appropriate officers for authorization or implementation, respectively. If the action taken to resolve a complaint is deemed by the Audit Committee to be material or otherwise appropriate for inclusion in the minutes of the meetings of the Audit Committee, it shall be so noted in the minutes.

e.                                     Any effort to retaliate against any person making a complaint in good faith is strictly prohibited and shall be reported immediately to the Chair of the Audit Committee or the Quality Manager.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date Vote on Proposals For address changes and/or comments, please check this box and write them on the back where indicated. 2. Ratification of correction of a clerical error in the previously approved Simpson Manufacturing Co., Inc. 1994 Stock Option Plan. Please indicate if you plan to attend this meeting. (Please sign exactly as name appears hereon, indicating title or representative capacity, where applicable) IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE 3. Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm. SIMPSON MANUFACTURING CO., INC. 5956 W. LAS POSITAS BLVD. PLEASANTON, CA 94588 SMPSN1 For Against Abstain Vote on Directors 01) Barclay Simpson 02) Jennifer A. Chatman 03) Robin G. MacGillivray The Board of Directors recommends a vote FOR the nominees in proposal 1, and a vote FOR proposals 2 and 3. 1. Election of 3 Directors to serve for a three-year term Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date (Simpson Manufacturing Co., Inc. Profit Sharing Trust plan participants may transmit their voting instructions until 11:59 P.M. Eastern Time on 04/14/09). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date (Simpson Manufacturing Co., Inc. Profit Sharing Trust plan participants may transmit their voting instructions until 11:59 P.M. Eastern Time on 04/14/09). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 0 0 0 SIMPSON MANUFACTURING CO., INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 Yes No Unless otherwise specified, this proxy will be voted for the nominees listed above as directors and for proposals 2 and 3, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. Such other matters are not related. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

Address Changes/Comments: ___________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SIMPSON MANUFACTURING CO., INC. Annual Meeting of Stockholders - April 17, 2009 The undersigned hereby appoints Barclay Simpson and Thomas J Fitzmyers, and each of them, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned all shares of the common stock of Simpson Manufacturing Co., Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 17, 2009, at 5956 W. Las Positas Blvd., Pleasanton, California, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such common stock, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side hereof. The shares represented by this proxy will be voted as directed, or if directions are not indicated, will be voted for the election as directors of some or all of the persons listed on this proxy, in the manner described in the proxy statement. This proxy confers on the proxyholders the power of cumulative voting and the power to vote cumulatively for fewer than all of the nominees as described in such proxy statement. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE) SEE REVERSE SIDE SEE REVERSE SIDE

R1SMC1 SIMPSON MANUFACTURING CO., INC. 5956 W. LAS POSITAS BLVD. PLEASANTON, CA 94588 You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. ** IMPORTANT NOTICE ** Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on 04/17/09 SIMPSON MANUFACTURING CO., INC. The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com See the Reverse Side for Meeting Information and Instructions on How to Vote Have the 12 Digit Control Number available and visit: www.proxyvote.com PROXY MATERIALS - VIEW OR RECEIVE If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before 04/08/09 to facilitate timely delivery. HOW TO VIEW MATERIALS VIA THE INTERNET HOW TO REQUEST A COPY OF MATERIALS 1) BY INTERNET - www.proxyvote.com 2) BY TELEPHONE - 1-800-579-1639 3) BY E-MAIL* - sendmaterial@proxyvote.com *If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

R1SMC2 Meeting Type: Annual Meeting Date: 04/17/09 Meeting Time: 2:00 P.M., PDT For holders as of: 02/23/09 Meeting Location: Meeting Information Simpson Manufacturing Co., Inc. 5956 W. Las Positas Blvd. Pleasanton, CA 94588 Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting, you will need to request a ballot to vote these shares. Vote In Person How To Vote Vote By Internet To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date (Simpson Manufacturing Co., Inc. Profit Sharing Trust plan participants may transmit their voting instructions until 11:59 P.M. Eastern Time on 04/14/09). Have your notice in hand when you access the web site and follow the instructions.

Voting items 2. Ratification of correction of a clerical error in the previously approved Simpson Manufacturing Co., Inc. 1994 Stock Option Plan. 3. Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm. 01) Barclay Simpson 02) Jennifer A. Chatman 03) Robin G. MacGillivray The Board of Directors recommends a vote FOR the nominees in proposal 1, and a vote FOR proposals 2 and 3. 1. Election of 3 Directors to serve for a three-year term. Nominees: R1SMC3

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